UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)
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First Bancorp
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341 North Main Street
Troy, North Carolina 27371-0508
Telephone (910) 576-6171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, MAY 2, 2007

To Our Shareholders:

The annual meeting of shareholders of First Bancorp (the “Company”) will be held at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover) on Wednesday, May 2 at 3:00 p.m. local time, for the purpose of considering and acting on the following matters:

1.	A proposal to elect fifteen (15) nominees to the Board of Directors to serve until the 2008 annual meeting of shareholders, or until their successors are elected and qualified.

2.	A proposal to ratify the appointment of Elliott Davis, PLLC as the independent auditors of the Company for 2007.

3.	A proposal to adopt a new equity-based incentive plan, entitled the “First Bancorp 2007 Equity Plan.”

4.	Such other business as may properly come before the meeting, or any adjournment thereof.

Only shareholders of record as of the close of business on March 13, 2007 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.

Whether or not you expect to be present at the annual meeting, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope. If you attend the meeting, your proxy will be returned to you upon request. You may also vote by telephone or on the Internet, as described in the proxy statement and on the proxy card.

Please note that the attached form of proxy includes a request from the Company to indicate whether or not you plan to attend the annual meeting. For planning purposes, management of the Company would appreciate you filling in the appropriate box indicating whether or not you plan to attend the annual meeting. If you initially indicate that you are not planning to attend and later want to, or do not indicate one way or the other, you are still welcome and invited to attend the meeting.

The proxy statement accompanying this notice sets forth further information concerning the proposals to be considered at the annual meeting. You are urged to study this information carefully.

Included in this package, in compliance with applicable regulations, is the Company’s 2006 Annual Report on Form 10-K, which includes the Company’s financial statements and other required disclosures. Also included in the package is a 2006 Summary Annual Report, which includes a financial overview, the president’s letter, and other general information about the Company.

By Order of the Board of Directors

Anna G. Hollers
Secretary

March 28, 2007

First Bancorp
341 North Main Street
Troy, North Carolina 27371-0508
Telephone (910) 576-6171

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished to the shareholders of First Bancorp (hereinafter sometimes referred to as the “Company”) by the Board of Directors in connection with its solicitation of proxies for use at the annual meeting of shareholders of the Company to be held on Wednesday, May 2, 2007 at 3:00 p.m. local time, at the James H. Garner Conference Center, 211 Burnette Street, Troy, North Carolina (see map on outside back cover), and at any adjournment thereof. Action will be taken at the annual meeting on the items described in this proxy statement and on any other business that properly comes before the meeting.

This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about March 28, 2007.

The accompanying proxy is for use at the 2007 Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. Most shareholders have a choice of voting by completing the enclosed proxy card and mailing it in the postage-paid envelope provided, voting over the Internet or using a toll-free number. Shareholders should refer to the proxy card or the information forwarded by the shareholder’s bank, broker or other holder of record to see which voting options are available. Shareholders who vote over the Internet may incur costs, such as telephone and Internet access charges, for which the shareholder is responsible. The Internet and telephone voting facilities for eligible shareholders of record will close at 3:00 a.m. Eastern Daylight Time on May 2, 2007. Specific instructions to be followed by any shareholder interested in voting via the Internet or telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the shareholder’s identity and to allow shareholders to vote their shares and confirm that their instructions have been properly recorded. In the event that the proxy card does not reference Internet or telephone voting information because the recipient is not the registered owner of the shares, the proxy card must be completed and returned in the self-addressed, postage-paid envelope provided.

Any shareholder giving a proxy may revoke it at any time before a vote is taken by (i) duly executing a proxy bearing a later date; (ii) executing a notice of revocation in a written instrument filed with the secretary of the Company; or (iii) appearing at the meeting and notifying the secretary of the intention to vote in person. Unless a contrary choice is specified, all shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted as set forth in this proxy statement. In addition, the proxy confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other business that may properly come before the meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is necessary to constitute a quorum at the annual meeting. If a quorum is not present or represented at the annual meeting, the shareholders present and entitled to vote have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified. Abstentions from the vote on a particular proposal and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will not be counted as votes on the proposal in question.

The Company will bear the entire cost of preparing this proxy statement and of soliciting proxies. Proxies may be solicited by employees of the Company, either personally, by special letter, or by telephone. Employees will not receive additional compensation for the solicitation of proxies. The Company also will request brokers and others to send solicitation material to beneficial owners of stock and will reimburse their costs for this purpose.

Only shareholders of record as of the close of business on March 13, 2007 will be entitled to vote at the annual meeting or any adjournment thereof. The number of outstanding shares entitled to vote at the shareholders meeting is 14,365,217. Shareholders are entitled to one vote for each share of the Company’s common stock.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The Company knows of no person or group who beneficially owns more than five percent of the outstanding common stock of the Company.

PROPOSAL 1 - ELECTION OF DIRECTORS

Section 3.02 of the Company’s bylaws provides that the number of directors on the Board of Directors of the Company will be not less than three nor more than 18, as may be fixed by resolution duly adopted by the Board of Directors at or prior to the annual meeting at which such directors are to be elected. Effective as of the 2007 Annual Meeting of Shareholders to be held May 2, 2007, the size of the board has been fixed by the Board of Directors at 15 members.

In the absence of any specifications to the contrary, proxies will be voted for the election of all 15 of the nominees listed in the table below by casting an equal number of votes for each such nominee. If, at or before the time of the meeting, any of the nominees listed below becomes unavailable for any reason, the proxyholders have the discretion to vote for a substitute nominee or nominees. The board currently knows of no reason why any nominee listed below is likely to become unavailable. The 15 nominees receiving a plurality of votes cast shall be elected. This means that the 15 nominees with the most votes will be elected. Only votes “FOR” a nominee will affect the outcome.

The Company’s articles of incorporation provide that, if cumulative voting applies, each shareholder is “entitled to multiply the number of votes he is entitled to cast by the number of directors for whom he is entitled to vote and cast the product for a single candidate or distribute the product among two or more candidates.” Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company’s articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. If cumulative voting is properly invoked by a shareholder, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than two days, nor more than seven days, as the chair shall determine, or of such other period of time as is unanimously agreed upon. If cumulative voting applies, the proxyholders may, in their discretion, vote the shares to which such proxies relate on a basis other than equally for each of the nominees named below and for less than all such nominees, but the proxyholders will cast such votes in a manner that would tend to elect the greatest number of such nominees (or any substitutes therefor in the case of unavailability) as the number of votes cast by them would permit.

NOMINATIONS FOR DIRECTOR

Nominees for election to the Board of Directors are selected by the incumbent board prior to each annual meeting, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, and the nominees listed below were selected in that manner. Nominations from shareholders must be made in accordance with the Company’s bylaws, which generally require such nominations to be made in writing and not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected and to include certain information about the proposed nominee, in addition to other requirements.

A copy of the bylaw provision setting forth the complete procedure for shareholder nominations of directors may be obtained upon written request to First Bancorp, Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371-0508, Attention: Anna G. Hollers, Secretary.

The Company’s bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director’s term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow the Board of Directors to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table sets forth certain information as of December 31, 2006, with respect to the 15 nominees for election to the Board of Directors, two current directors who are not standing for re-election, the executive officers of the Company, and the former chief executive officer of the Company (all of these persons may be contacted at Post Office Box 508, 341 North Main Street, Troy, North Carolina 27371). The 15 nominees are current directors. Each nominee was nominated for election to the Board of Directors by the Nominating and Corporate Governance Committee as described in the section below entitled “Corporate Governance Policies and Practices - Director Nomination Process.” Each nominee has indicated a willingness to serve if elected. The Board of Directors recommends a vote “FOR” the election of these nominees.

TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
	Current Director (D),	Director	Common Stock Beneficially Owned (1)
Name (Age)	Nominee (N), or Position with Company	of Company Since	Number of Shares	Percent of Class
Directors and Nominees
Jerry L. Ocheltree (47)	President & CEO (D) (N)	2006	15,129 (2)	0.11%
Jack D. Briggs (67)	(D) (N)	1983	113,751 (3)	0.79%
R. Walton Brown (54)	Executive Vice President (D) (N)	2003	41,756 (4)	0.29%
H. David Bruton, M.D. (72)	(D)	2000	109,375 (5)	0.76%
David L. Burns (68)	(D) (N)	1988	77,848 (6)	0.54%
John F. Burns (59)	Executive Vice President (D) (N)	2000	80,097 (7)	0.56%
Mary Clara Capel (48)	(D) (N)	2005	7,231 (8)	0.05%
James G. Hudson, Jr. (67)	Executive Vice President (D) (N)	2001	74,496 (9)	0.52%
George R. Perkins, Jr. (67)	(D) (N)	1996	502,775 (10)	3.50%
Thomas F. Phillips (61)	(D) (N)	2000	84,904 (11)	0.59%
Edward T. Taws (72)	(D)	1986	33,377 (12)	0.23%
Frederick L. Taylor II (37)	(D) (N)	2005	17,192 (13)	0.12%
Virginia C. Thomasson (55)	(D) (N)	2000	26,565 (14)	0.18%
Goldie H. Wallace (60)	(D) (N)	1997	251,614 (15)	1.75%
A. Jordan Washburn (70)	(D) (N)	1995	48,180 (16)	0.34%
Dennis A. Wicker (54)	(D) (N)	2001	19,440 (17)	0.14%
John C. Willis (64)	(D) (N)	1983	488,873 (18)	3.40%

Non-Director Executive Officers & Former Chief Executive Officer
James H. Garner (77)	Former President & Chief Executive Officer	n/a	52,911 (19)	0.37%
Anna G. Hollers (56)	Executive Vice President, Chief Operating Officer and Secretary	n/a	96,865 (20)	0.67%
Teresa C. Nixon (49)	Executive Vice President, Chief Lending Officer & Compliance Officer of First Bank	n/a	61,584 (21)	0.43%
David G. Grigg (56)	President of Montgomery Data Services, Inc.	n/a	55,636 (22)	0.39%
Eric P. Credle (38)	Senior Vice President & Chief Financial Officer	n/a	29,327 (23)	0.20%
Timothy S. Maples (46)	Senior Vice President and Investment Officer	n/a	24,483 (24)	0.17%
Lee C. McLaurin (44)	Senior Vice President & Controller	n/a	17,534 (25)	0.12%
William A. Roberts (66)	Senior Vice President & Head of Operations	n/a	5,807 (26)	0.04%

Directors/Nominees, Non-Director Executive Officers and Former Chief Executive Officer as a Group (25 persons)			2,336,749 (27)	16.27%

________________________________
Notes to Table of Directors, Nominees and Executive Officers:

(1)
Unless otherwise indicated, each individual has sole voting and investment power with respect to all shares beneficially owned by such individual. The above table includes executive officers’ reported shares in the 401(k) defined contribution plan, which are voted by the plan trustee and not by the shareholder for whom such shares are listed. Also included are shares subject to options (exercisable as of December 31, 2006 or within 60 days after December 31, 2006) granted under the Company’s stock option plan.

(2)	Mr. Ocheltree’s number of shares includes 4,613 shares held in the Company’s 401(k) defined contribution plan and exercisable options to purchase 5,250 shares.

(3)
Mr. Briggs’ number of shares includes 1,375 shares held as custodian for his daughter, 273 shares held as a custodian for his granddaughter, 63,129 shares held jointly with his spouse, 1,458 shares held by his spouse and exercisable options to purchase 12,250 shares.

(4)	Mr. Brown’s number of shares includes 1,448 shares held in the Company’s 401(k) defined contribution plan and exercisable options to purchase 15,000 shares.

(5)	Dr. Bruton’s number of shares includes 6,732 shares held by his spouse, 3,374 shares held as custodian in a trust for a minor, and exercisable options to purchase 11,250 shares.

(6)	Mr. D. Burns’ number of shares includes 35,448 shares held by Mr. Burns’ business interests and exercisable options to purchase 15,750 shares.

(7)	Mr. J. Burns’ number of shares includes 3,655 shares held in the Company’s 401(k) defined contribution plan and exercisable options to purchase 8,500 shares.

(8)	Ms. Capel’s number of shares includes exercisable options to purchase 4,500 shares.

(9)	Mr. Hudson’s number of shares includes 2,592 shares held by his spouse and 2,501 shares held in the Company’s 401(k) defined contribution plan.

(10)	Mr. Perkins’ number of shares includes exercisable options to purchase 22,500 shares.

(11)	Mr. Phillips’ number of shares includes 1,965 shares held by his spouse, 186 shares jointly owned with a relative, and exercisable options to purchase 13,500 shares.

(12)	Mr. Taws’ number of shares includes 8,677 shares held by his spouse and exercisable options to purchase 21,900 shares.

(13)	Mr. Taylor’s number of shares includes exercisable options to purchase 4,500 shares.

(14)	Ms. Thomasson’s number of shares includes exercisable options to purchase 16,515 shares.

(15)	Ms. Wallace’s number of shares includes exercisable options to purchase 20,250 shares.

(16)	Mr. Washburn’s number of shares includes exercisable options to purchase 11,250 shares.

(17)	Mr. Wicker’s number of shares includes exercisable options to purchase 13,500 shares.

(18)	Mr. Willis’ number of shares includes 271,591 shares held by his spouse and exercisable options to purchase 22,500 shares.

(19)	Mr. Garner’s number of shares includes 1,280 shares held in the Company’s 401(k) defined contribution plan, 9,198 shares held jointly with his spouse and exercisable options to purchase 2,654 shares.

(20)	Ms. Hollers’ number of shares includes 17,983 shares held in the Company’s 401(k) defined contribution plan, 3,075 shares held by her spouse and exercisable options to purchase 13,001 shares.

(21)
Ms. Nixon’s number of shares includes 13,841 shares held in the Company’s 401(k) defined contribution plan, 1,852 shares held by Ms. Nixon’s business interests, 37 shares held in trust for a minor, and exercisable options to purchase 26,251 shares.

(22)
Mr. Grigg’s number of shares includes 282 shares held jointly with his daughters, 141 shares held jointly with his son, 10,976 shares held in the Company’s 401(k) defined contribution plan and exercisable options to purchase 14,370 shares.

(23)	Mr. Credle’s number of shares includes 3,039 shares held in the Company’s 401(k) defined contribution plan and exercisable options to purchase 23,850 shares.

(24)	Mr. Maples’ number of shares includes 884 shares held in the Company’s 401(k) defined contribution plan.

(25)	Mr. McLaurin’s number of shares includes 1,534 shares held in the Company’s 401(k) defined contribution plan and exercisable options to purchase 10,800 shares.

(26)	Mr. Roberts’ number of shares includes 1,342 shares held in the Company’s 401(k) defined contribution plan.

(27)
The number of shares held by directors, nominees, non-director executive officers and the former chief executive officer as a group includes 461,600 shares held indirectly as described above, and also includes 596,321 shares of the Company’s stock that have been pledged as collateral by these persons for loans received from the Company and other financial institutions.

________________________

Directors and Nominees

Jerry L. Ocheltree was named as the President and Chief Executive Officer of the Company as of January 1, 2007. He was named as the President of First Bank, the Company’s banking subsidiary, in September 2005, a position he still holds. Mr. Ocheltree joined First Bank in 1998, serving as a Senior Vice President - Regional Executive until his election as President. Mr. Ocheltree has been a director of the Company since 2006 and First Bank since 2005.

Jack D. Briggs is a funeral director and retail furniture merchant and is president and owner of J. Briggs, Inc., Davidson Funeral Home, Inc., Carter Funeral Home, Inc., and Mountain View of Denton, Inc. and secretary of Piedmont Funeral Home. Mr. Briggs has been in the funeral director business since 1970. Mr. Briggs has been a director of the Company since 1983 and a director of First Bank since 1976.

R. Walton Brown was the chairman of the Board of Directors, President, and Chief Executive Officer of Carolina Community Bancshares, Inc., a bank holding company headquartered in Latta, South Carolina, from its inception in 1995 until its acquisition by the Company in January 2003. He served as the president of Carolina Community Bank, the bank subsidiary of Carolina Community Bancshares, and its predecessors from 1979 until January 2003, and now serves as Executive Vice President of First Bank. Mr. Brown has been a director of the Company and a director of First Bank since 2003.

H. David Bruton, M.D. is a retired physician and served as the Secretary of North Carolina’s Department of Health and Human Services from 1997 until 2001. Until December 31, 1996, he was a practicing physician with Sandhills Pediatric, Inc. He served as a director of First Savings Bancorp, Inc. from 1979 until First Savings’ 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

David L. Burns is the chairman of the Board of Directors. Since 1983, Mr. Burns has served as president of Z. V. Pate, Inc., a Laurel Hill-based holding company for agricultural, timber, restaurants and retail sales. Mr. Burns has been a director of the Company since 1988 and a director of First Bank since 1992.

John F. Burns served as a director and President and Chief Executive Officer of First Savings Bancorp, Inc. at the time of the First Bancorp-First Savings merger and had been employed by First Savings since 1972. Since the merger, he has served as a director of the Company and First Bank. He has been employed as an Executive Vice President of the Company and First Bank since 2000.

Mary Clara Capel is a member of senior management as the director of administration at Capel, Incorporated, a rug manufacturer, importer and exporter located in Troy, North Carolina, where she has been employed since 1981, including six years in her current position. Ms. Capel has been a director of the Company and First Bank since 2005.

James G. Hudson, Jr. served as a director and President and Chief Executive Officer of Century Bancorp, Inc., a bank holding company headquartered in Thomasville, North Carolina, at the time of the May 2001 Century Bancorp acquisition by the Company and had been employed with Century since 1972. Since that time, he has served as a director of the Company and First Bank. He has been employed as an Executive Vice President of First Bank since 2001.

George R. Perkins, Jr. is President and Chief Executive Officer of Frontier Spinning Mills, Inc., a yarn manufacturer located in Sanford, North Carolina, and has served in such capacity since 1996. Mr. Perkins has been a director of the Company and First Bank since 1996.

Thomas F. Phillips is an automobile dealer and owner of Phillips Ford, located in Carthage, North Carolina. He served as a director of First Savings Bancorp, Inc. from 1985 until First Savings’ 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

Edward T. Taws, Jr. is Chairman of Fletcher Industries/Fletcher International, a manufacturer of textile machinery located in Southern Pines, North Carolina. Mr. Taws has been a director of the Company since 1986 and a director of First Bank since 1992.

Frederick L. Taylor II is President of Troy Lumber Company, located in Troy, North Carolina where he has been employed since 1992. Mr. Taylor has been a director of the Company and First Bank since 2005.

Virginia C. Thomasson is a Certified Public Accountant with the firm Holden, Thomasson, & Longfellow, P.C., located in Southern Pines, North Carolina, where she has been a partner since 1988. She served as a director of First Savings Bancorp, Inc. from 1997 until First Savings’ 2000 merger with the Company and has served as a director of the Company and First Bank since that time.

Goldie H. Wallace is a private investor in the Company and other business interests. Ms. Wallace has been a director of the Company and First Bank since 1997.

A. Jordan Washburn was a sales representative for Morrisette Paper Company located in High Point, North Carolina until his retirement in 2001. Mr. Washburn has been a director of the Company since 1995 and a director of First Bank since 1994.

Dennis A. Wicker is a partner with the law firm Helms Mulliss & Wicker, LLP in Raleigh, North Carolina. Mr. Wicker served as Lieutenant Governor of North Carolina from 1993 to 2000. Mr. Wicker is a member of the board of directors of Coca-Cola Bottling Company Consolidated and Air T, Inc. Mr. Wicker has been a director of the Company and First Bank since 2001.

John C. Willis is a private investor in restaurant and real estate interests. Mr. Willis has been a director of the Company since 1983 and a director of First Bank since 1980.

Executive Officers

In addition to Mr. Brown, Mr. J. Burns, and Mr. Ocheltree, the executive officers of the Company are as follows:

Anna G. Hollers is Chief Operating Officer, Executive Vice President, and Secretary of the Company and First Bank. Ms. Hollers has served as Secretary of the Company and First Bank since 1983, as Executive Vice President of the Company and First Bank since 1994, and was named Chief Operating Officer in 2005. She has been employed by the Company since 1983 and by First Bank since 1972.

Teresa C. Nixon is Chief Lending Officer, Executive Vice President, Loan Administrator, and the Compliance Officer of First Bank. She has served in these same or similar capacities since joining First Bank in 1989.

David G. Grigg has served as President of Montgomery Data Services, Inc. since its formation in 1984. He was employed by First Bank from 1972 until 1984.

Eric P. Credle is Senior Vice President and has served as the Chief Financial Officer of the Company and First Bank since joining the Company in 1997.

Timothy S. Maples is Senior Vice President and Assistant Secretary of the Company and First Bank and Investment Officer of First Bank. He has served in his capacity as Senior Vice President of the Company and First Bank and Investment Officer of First Bank since joining the Company in 2000. He has served as Assistant Secretary of the Company and First Bank since 2005.

Lee C. McLaurin is Senior Vice President and has served as the Controller of the Company and First Bank since joining the Company in 1987.

William A. Roberts is Senior Vice President and Head of the Operations Division of First Bank. He has served in this position since 2006. From 2000 through 2005, he served as First Bank’s Community Reinvestment Act Officer. He has been employed by First Bank since 2000.

BOARD COMMITTEES, ATTENDANCE AND COMPENSATION

The Board of Directors has established four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. In addition, the Board of Directors may establish other committees from time to time for specific purposes.

Executive Committee

The Executive Committee is authorized, between meetings of the Board of Directors, to perform all duties and exercise all authority of the Board of Directors, except those duties and authorities exclusively reserved to the Board of Directors by the Company’s bylaws or by statute. The current members of the Committee are Mr. Briggs, Mr. Brown, Mr. D. Burns-Chairman, Mr. J. Burns, Mr. Ocheltree, Mr. Perkins, Mr. Phillips, Mr. Taws, Mr. Taylor, Mr. Washburn, Mr. Wicker and Mr. Willis. Mr. William E. Samuels and Mr. James H. Garner both retired from the Board of Directors and Executive Committee in 2006. The Executive Committee held 12 meetings during 2006.

 Audit Committee

The Audit Committee is responsible for the appointment, compensation and oversight of the Company’s independent auditors, and must approve in advance all audit fees and the terms of all non-audit services provided by the independent auditors. The Audit Committee also reviews and presents to the Board of Directors information regarding the effectiveness of the Company’s policies and procedures with respect to auditing, accounting, and internal controls. The Audit Committee also reviews the Company’s financial reporting process on behalf of the Board of Directors. The current members of the Audit Committee are Mr. Briggs, Dr. Bruton, Mr. D. Burns-Chairman, Ms. Capel, Mr. Phillips, Mr. Taylor, Ms. Thomasson, Ms. Wallace and Mr. Willis, each of whom is independent, as defined by the National Association of Securities Dealers (“NASDAQ”) and the Securities Exchange Act. Mr. Wicker resigned from the Audit Committee in December 2006 because he no longer met the Securities Exchange Act independence standards applicable to audit committee members. This was a result of the law firm in which Mr. Wicker is a partner being approved by the Company to perform legal work on its behalf. The Board of Directors determined that Mr. Wicker continued to meet the NASDAQ definition of “independence,” which permitted him to continue as an independent director for all purposes other than service on the Audit Committee. The Audit Committee held 9 meetings during 2006.

The Board of Directors has determined that Ms. Thomasson is an “audit committee financial expert” within the meaning of SEC rules and regulations. The Audit Committee reviews and ratifies its charter on an annual basis. The Audit Committee charter is attached as Appendix A to this proxy statement.

Compensation Committee

The Compensation Committee operates under a charter that has been approved by the Board of Directors. The Compensation Committee reviews and ratifies its charter on an annual basis, and the charter is available on the Company’s website at www.firstbancorp.com under the tab “Investor Relations.” Generally, the Committee is responsible for reviewing the compensation policies and benefit plans of the Company and for making recommendations regarding the compensation of its executive officers. The Committee also administers the Company’s stock option plan. The Committee has the authority to delegate any of its responsibilities to subcommittees. The current members of the Committee are Mr. Briggs, Mr. D. Burns-Chairman, Mr. Phillips, Ms. Thomasson, Mr. Wicker, and Mr. Willis, each of whom is independent under the rules and regulations of NASDAQ. Mr. Washburn resigned from the Compensation Committee in July 2006 because he no longer met the independence standards of NASDAQ. This was a result of First Bank purchasing land from a partnership in which Mr. Washburn’s son has an ownership interest. Mr. Willis was appointed to the Compensation Committee to replace Mr. Washburn. The Compensation Committee held eight meetings during 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for i) identifying qualified individuals to become Board members, ii) determining the composition of the Board and its committees, and iii) developing and implementing the Company’s corporate governance guidelines. The Committee will consider shareholder nominees for board membership. Any shareholder wishing to nominate a candidate for director must follow the procedures described in the section “Nominations For Director” above. The section below entitled “Corporate Governance Policies and Practices - Director Nomination Process” describes the process utilized by the Nominating and Corporate Governance Committee for identifying and evaluating candidates to be nominated as directors. The Nominating and Corporate Governance Committee reviews and ratifies its charter on an annual basis, and the charter is available on the Company’s website at www.firstbancorp.com under the tab “Investor Relations.” The current members of the Committee are Mr. D. Burns-Chairman, Mr. Phillips, Ms. Thomasson, Mr. Wicker, and Mr. Willis, each of whom is independent as defined by NASDAQ rules. Mr. Washburn resigned from the Nominating and Corporate Governance Committee in July 2006 because he no longer met the independence standards of NASDAQ. This was a result of First Bank purchasing land from a partnership in which Mr. Washburn’s son has an ownership interest. Mr. Willis was appointed to the Nominating and Corporate Governance Committee to replace Mr. Washburn. The Nominating and Corporate Governance Committee held two meetings during 2006.

Attendance

The Board of Directors held 13 meetings during 2006. In 2006, all of the directors and nominees for re-election attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees described above on which they served during the period they were directors and members of such committees.

CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Company has developed, and operates under, corporate governance principles and practices that are designed to maximize long-term shareholder value, align the interests of the board and management with those of the Company’s shareholders, and promote the highest ethical conduct among the Company’s directors and employees. Highlights of the Company’s corporate governance policies, practices and procedures are described below.

Director Independence

The Board of Directors believes that a substantial majority of the board should consist of directors who are independent under rules set forth by NASDAQ. The Board of Directors makes an annual determination regarding the independence of each of the Company’s directors. The board last made these determinations for each member of the board in February 2007, based on the review of director questionnaires designed to elicit information regarding independence. The Board of Directors has determined that 11 of its 17 current directors are independent as contemplated by NASDAQ. The six individuals who are not independent are Mr. Brown, Mr. J. Burns, Mr. Hudson, Mr. Ocheltree, Mr. Perkins, and Mr. Washburn. Each of the directors who is not independent, except Mr. Perkins and Mr. Washburn, is a current employee of the Company. Mr. Perkins is not considered independent under NASDAQ criteria because of a transaction between a business interest of his and the Company that occurred in

 2004. Mr. Washburn is not considered independent under NASDAQ criteria as a result of a transaction between the Company and his son that occurred in 2006.

Annual Director Re-Election

Since the Company’s inception, its bylaws have required that directors must stand for re-election to the Board of Directors at each annual shareholders’ meeting. The Board of Directors believes that this policy makes it easier for shareholders to hold directors more directly accountable for corporate performance compared to the staggered-board structure in use at many public companies, which permits directors to hold their positions for several years.

Separation of the Offices of Chairman and Chief Executive Officer

The Board of Directors believes that one of its main purposes is to protect shareholders’ interests by providing independent oversight of management, including the Chief Executive Officer. Although not required by the Company’s bylaws, the Board of Directors has historically believed, and continues to believe, that this objective is facilitated by having an independent director serve as Chairman, thereby separating the offices of Chairman of the Board of Directors and Chief Executive Officer. The Chairman of the Board is responsible for approving meeting schedules and agendas, as well as acting as a liaison between the Chief Executive Officer and the independent directors.

Executive Sessions

The Board of Directors has adopted a resolution requiring that the independent directors of the Company meet at least twice a year in executive session with no non-independent directors or employees of the Company present. At these meetings, the independent directors discuss strategic or other key issues regarding the Company. Two of these executive sessions were held in 2006.

Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become board members and recommending to the board the individuals for nomination as members of the board. The goal of the Nominating and Corporate Governance Committee is to create a board that will demonstrate objectivity and the highest degree of integrity on an individual and collective basis. In evaluating current members and new candidates, the Nominating and Corporate Governance Committee considers the needs of the board and the Company in light of the current mix of director skills and attributes. In addition to requiring that each director possess the highest integrity and character, the Nominating and Corporate Governance Committee’s evaluation of director candidates includes an assessment of issues and factors regarding an individual’s familiarity with the Company’s geographic market area, independence as defined by the various regulatory authorities, business experience, accounting and financial expertise, diversity, and awareness of the Company’s responsibilities to its customers, employees, regulatory bodies, and the communities in which it operates. The Nominating and Corporate Governance Committee also takes into consideration the Board’s established policies relating to the Board’s retirement policy and the ability of directors to devote adequate time to board and committee matters. When the Nominating and Corporate Governance Committee is considering current board members for nomination for re-election, the Committee also considers prior board contributions and performance, as well as meeting attendance records.

The Nominating and Corporate Governance Committee may seek the input of the other members of the Board and management in identifying and attracting director candidates that are consistent with the criteria outlined above. In addition, the Committee may use the services of consultants or a search firm, although it has not done so in the past. The Nominating and Corporate Governance Committee will consider recommendations by Company shareholders of qualified director candidates for possible nomination to the board. Shareholders may recommend qualified director candidates by writing to the Company’s Corporate Secretary at 341 North Main Street, Troy, North Carolina 27371. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate and request additional information from the candidate. The Committee uses the same process for evaluating all nominees, including those recommended by shareholders.

In addition, the Company’s bylaws contain specific conditions under which persons may be nominated directly by shareholders as directors at an annual meeting of shareholders. The provisions include the condition that shareholders comply with the advance notice time-frame requirements described under the section entitled “Nominations for Director” above.

Stock Ownership Requirements

The Company’s Board of Directors has adopted a common stock ownership policy for members of the board. This policy requires that any candidate for the Board of Directors must either own, or commit to acquire, common stock of the Company with a monetary value of at least $50,000. The Board believes that this stock ownership policy substantially enhances shareholder value by materially aligning the Board’s interest with those of the shareholders.

Mandatory Retirement

The Company’s bylaws state that no individual may be elected to, or may serve, on the Board of Directors any time after his or her 72nd birthday, except that if a director is elected to the Board of Directors prior to his or her 72nd birthday and reaches the age of 72 while serving as a director, such director’s term shall continue until the next annual meeting of shareholders, at which time the director shall retire. The bylaws allow for the Board to make exceptions to this limitation in connection with mergers or acquisitions. The bylaws also state that the foregoing provisions do not apply to any individual during the time such individual is serving as chief executive officer of the Company.

Communications with Directors

The Board of Directors believes that it is important that a direct and open line of communication exist between the Board of Directors and its shareholders and other interested parties. Any shareholder or other interested party who desires to contact one or more of the Company’s directors may send a letter to the following address:

First Bancorp Board of Directors
PO Box 417
Troy, North Carolina 27371

In addition, any shareholder or other interested party who has any concerns or complaints relating to accounting, internal controls or auditing matters, may contact the Audit Committee by writing to the following address:

First Bancorp Audit Committee
PO Box 417
Troy, North Carolina 27371

All such communications will be forwarded to the appropriate party as soon as practicable without being screened.

Annual Meeting Policy

Directors are expected to attend the Company’s annual meeting of shareholders. Except for Ms. Wallace, all current members of the Board attended the Company’s 2006 annual meeting of shareholders.

Cumulative Voting

The Company’s bylaws provide for the availability of “cumulative voting” in the election of directors. Under cumulative voting, each shareholder calculates the number of votes available to such shareholder by multiplying the number of votes to which his or her shares are normally entitled by the number of directors for whom the shareholder is entitled to vote. The shareholder can then cast the product of the multiplication for a single candidate or can distribute it in any manner among any number of candidates. For example, if 15 directors are to be elected, a shareholder who owns 1,000 shares with one vote per share will have 15,000 votes. This shareholder can cast all of these votes for one candidate, or 1,000 for 15 candidates, or 5,000 for each of three candidates, or any other mathematically possible combination.

The purpose of cumulative voting is to preserve the right of minority shareholders, or a group of shareholders acting together, to obtain representation on the Board of Directors that is roughly proportional to their ownership interest in the corporation. The Company’s Board of Directors believes that the minority representation guaranteed by cumulative voting is an appropriate feature of corporate democracy and is not likely to cause harmful factionalism on the board.

Cumulative voting procedures will not be followed at the annual meeting unless a shareholder calls for cumulative voting as provided in the Company’s articles of incorporation, by announcing at the meeting before the voting for directors starts, his or her intention to vote cumulatively. See the third paragraph under Proposal 1 above for additional information regarding cumulative voting.

Code of Conduct

The Board of Directors has adopted a Code of Conduct that applies to the Company’s directors and employees, including the Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer. The Code includes guidelines relating to ethical handling of actual or potential conflicts of interest, compliance with laws, accurate financial reporting, and procedures for promoting compliance with, and reporting violations of, the Code. The Code of Conduct is available, without charge, upon written request to the following address: First Bancorp, Attention: Anna Hollers - Corporate Secretary, PO Box 508, Troy, North Carolina 27371, or by sending an e-mail to Ms. Hollers at ahollers@firstbancorp.com.

COMPENSATION OF DIRECTORS

The Board of Directors establishes compensation for board members based primarily on consultation with an outside consultant, who assists the Board of Directors in evaluating whether they are receiving fair compensation for the services they perform. This is based primarily on a comparison to other financial service companies of a similar size. This type of analysis was performed in January 2006 in setting the director fee schedule for 2006. Based on this evaluation, the Company set its monthly retainer at $600, and the fee for each board meeting attended at $250. Normally, meetings are held monthly. Such directors who served on the Executive Committee, Nominating and Corporate Governance Committee, Audit Committee, or Compensation Committee also receive $250 for each committee meeting attended. In January 2007, a similar analysis to that described above was performed, and based on such analysis, the director fee schedule for 2007 did not change from 2006.

In 2006, directors of the Company were also compensated $250 for each meeting attended for their service as directors on the boards of the Company’s subsidiaries. All directors of the Company are also directors of First Bank, the Company’s principal subsidiary. Various combinations of 10 to 12 directors of the Company currently serve on the boards of Montgomery Data Services and First Bancorp Financial Services, subsidiaries of the Company, and First Bank Insurance Services, a subsidiary of First Bank. The boards of First Bank and Montgomery Data Services normally meet on a monthly basis, whereas the First Bank Insurance Services board normally meets on a quarterly basis, and the board of First Bancorp Financial Services currently meets on an annual basis.

Non-employee directors of the Company also participate in the Company’s stock option plan. In June 2006, each non-employee director of the Company received an option to acquire 2,250 shares of the Company’s common stock over a 10 year term at an exercise price equal to the fair market value of such stock on the date of grant. It is the intent of the Board of Directors that similar grants be made in June of each year to non-employee directors.

In addition to the compensation described above, the Company provides one of its directors, Mr. Washburn, with approximately 100 square feet of office space, which Mr. Washburn uses primarily in connection with his work with various charitable organizations.

In addition to the compensation they receive for service as directors, there are four board members who are also employees of the Company. The directors are Mr. Brown, Mr. J. Burns, Mr. Hudson and Mr. Ocheltree. Compensation for Mr. Ocheltree is disclosed in the following section entitled “Compensation Discussion and Analysis.” Mr. Brown, Mr. Burns and Mr. Hudson each have employment agreements with the Company that are consistent with those described in the section below entitled “Compensation Discussion and Analysis,” except that Mr. Hudson’s contract was amended in 2005 to reduce the number of hours he is required to work each week from 40 hours to 20. Additionally, Mr. Hudson’s amended contract does not have automatic renewal provisions and expires in May 2008.

The following table sets forth compensation we paid to our directors in 2006:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d)	All Other Compensation ($) (g)	Total ($) (h)

Jack D. Briggs	22,250	15,278	—	37,528
R. Walton Brown (2)	22,300	—	210,952	233,252
H. David Bruton	19,550	15,278	—	34,828
David L. Burns	27,240	15,278	—	42,518
John F. Burns (2)	18,240	—	251,624	269,864
Mary Clara Capel	15,950	15,278	—	31,228
James H. Garner (3)	23,270	—	—	23,270
James G. Hudson, Jr. (2)	15,360	—	95,595	110,955
Jerry L. Ocheltree (3)	18,900	—	—	18,900
George R. Perkins, Jr.	16,630	15,278	—	31,908
Thomas F. Phillips	26,700	15,278	—	41,978
Edward T. Taws, Jr.	18,610	15,278	—	33,888
Frederick L. Taylor II	13,700	15,278	—	28,978
Virginia C. Thomasson	20,450	15,278	—	35,728
Goldie H. Wallace	13,950	15,278	—	29,228
A. Jordan Washburn	18,860	15,278	—	34,138
Dennis A. Wicker	16,450	15,278	—	31,728
John C. Willis	23,700	15,278	—	38,978

(1) The following table shows the number of stock options that each director held as of December 31, 2006:

Aggregate Outstanding Equity Awards
Name	Options Outstanding (#)

Jack D. Briggs	12,250
R. Walton Brown	15,000
H. David Bruton	11,250
David L. Burns	15,750
John F. Burns	8,500
Mary Clara Capel	4,500
James H. Garner	2,654
James G. Hudson, Jr.	-
Jerry L. Ocheltree	5,250
George R. Perkins, Jr.	22,500
Thomas F. Phillips	13,500
Edward T. Taws, Jr.	21,900
Frederick L. Taylor II	4,500
Virginia C. Thomasson	16,515
Goldie H. Wallace	20,250
A. Jordan Washburn	11,250
Dennis A. Wicker	13,500
John C. Willis	22,500

(2) "All Other Compensation" includes the sum of the director's salary, bonus, 401(k) match, and club dues as an employee.
(3) We report Mr. Garner's and Mr. Ocheltree's compensation as employees in the summary compensation table below.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we discuss our compensation program as it pertains to our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers in 2006. We refer to these five persons throughout as the “named executive officers.” Our discussion focuses on compensation and practices relating to 2006, our most recently completed fiscal year.

Structure and Role of the Compensation Committee

The Compensation Committee of our board of directors consists entirely of independent directors. It operates under a written charter that the board has adopted.

The committee is primarily responsible for the following:

•	Reviewing the performance of our chief executive officer, or CEO
•	Recommending the compensation of our CEO to the board
•	Reviewing and approving the CEO’s recommendations about the compensation of our other executive officers
•	Recommending to the board the performance targets for our annual incentive bonus plan
•	Periodically reviewing our equity-based and other incentive plans and recommending any revisions to the board of directors
•	Recommending to the board any discretionary 401(k) contributions
•	Approving any stock option grants

The committee does not give the CEO any explicit parameters in recommending base salary adjustments for the other named executive officers. Instead, the committee expects the CEO to use reasonable judgment, based on his years of experience in the banking industry and his subjective observations of the current business environment and the officers’ performance.

Compensation Philosophy and Objectives

The objectives of our executive compensation programs are:

•	Fairly compensating executives for their efforts
•	Attracting and retaining quality executive leadership
•	Rewarding the achievement of annual corporate performance targets
•	Aligning officers’ long-term interests with those of our shareholders

The committee’s general philosophy is that we should compensate our executive officers at approximately the same average level as corresponding officers at similarly situated peer financial service companies.

Because the committee bases its compensation decisions on the objectives and philosophy described above, it does not take into account an individual’s net worth or the wealth the individual has accumulated from prior compensation.

Competitive Positioning

Periodically, the committee engages outside compensation consultants to evaluate whether our compensation practices are consistent with meeting our objectives. In these engagements, the outside consultant typically compares our compensation practices and compensation levels to those of a peer group of similarly situated financial service companies. The consultant then provides the committee with analysis and recommendations.

The committee engaged Benmark, a nationally recognized compensation expert, to provide analysis and recommendations regarding compensation in 2006 for our named executive officers. In January 2006, Benmark presented the committee with its findings, which it based on a study of 2004 proxy data (the most recent data available).

The Benmark analysis compared the annual direct compensation (salary and bonus) of our named executive officers to a representative sample of similarly situated financial service companies located in the Southeast with total assets between $1 and $5 billion. This peer group consisted of the following companies:

• First Charter Corporation	• United Community Banks
• Southern Community Financial Corporation	• Main Street Banks
• First Community Bancshares	• GB&T Bancshares
• Union Bankshares Corporation	• Capital City Bank Group
• Virginia Financial Group	• Seacoast Banking Corp of Florida
• FNB Corporation	• Alabama National Bancorporation
• Virginia Commerce Bancorp	• Greene County Bancshares
• SCBT Financial Corporation

Composition of Direct Compensation

We provide a mix of pay elements to compensate our named executive officers. Of this mix, the largest two elements are generally the two elements of annual direct compensation, base salary and annual incentive bonus (direct compensation, as we define it, excludes stock option grants).

For 2006, the committee designed our Management Incentive Plan to provide our named executive officers, except the CEO (see below), with the opportunity to earn an annual cash bonus of 35%-50% of their base salary if we achieved targeted levels of earnings performance. The committee and the board believe that a meaningful, but not overwhelming, amount of each named executive officer’s annual direct compensation should be tied to achieving corporate performance targets. The committee believes this structure reflects a proper balance of direct compensation that provides our officers with a baseline level of financial stability (in the form of base salary), while also providing an appropriate incentive for achieving annual targets that drive our corporate performance.

Immediately after we initially adopted our Management Incentive Plan in the early 1990s, the board exempted our CEO from the plan. Instead, his bonus was set as a flat percentage of our consolidated net income, which was consistent with how his bonus had been calculated in prior years. The board set this alternate formula for our CEO in order to directly correlate his bonus to all incremental increases in consolidated net income. From 1997 through 2006, this percentage was set at 1%. Based on its review of peer company statistics, the board determined that the 1% amount generally resulted in a reasonable proportion of bonus to base salary.

Executive Compensation Program Overview

The five primary components of our executive compensation program are:

•	Base salary
•	Annual cash incentives
•	Equity grants
•	Benefits
•	Post-termination compensation

The following section briefly describes each of these components.

1. Base Salary

We pay each officer a base salary because it provides a basic level of compensation and is necessary for recruitment and retention. The committee intends that our named executive officers’ base salaries will provide them with a competitive baseline level of compensation based on their individual experience, performance and scope of responsibility. An important aspect of base salary is the ability of the committee, the board and the CEO (in the case of other officers’ salaries) to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities.

Base salary levels are also important because we generally tie the amount of incentive compensation and retirement benefits to an officer’s base salary. For example, awards under our annual bonus plan, the Management Incentive Plan, are denominated as a percentage of base salary.

For our named executive officers, the committee targets base salaries to be at or near the market averages, based on our most recent peer group market data. In addition, each of the named executive officers has an employment agreement that entitles him or her to an annual increase in base salary that is at least as much as any percentage increase in the U.S. consumer price index in the prior 12 months. For 2006, this resulted in salary increases between approximately 3% and 9% for the named executive officers other than Mr. Ocheltree. The CEO recommended, and the committee approved, a substantial increase in Mr. Ocheltree’s base salary to reflect his new responsibilities as president of the bank.

2. Annual Cash Incentive

2006 Incentive Bonus

We have an annual incentive bonus plan under which we pay cash bonuses each January based on corporate performance in the preceding fiscal year. We pay bonuses under this plan in order to promote the attainment of specific corporate goals that the committee and the board think are particularly important. The plan has two thresholds that the board established when it adopted the plan in 1993:

•	return on average equity of at least 10%, and
•	actual earnings per share as a percent of the targeted goal of at least 90%.

This means that if we do not achieve a return on average equity of at least 10%, or if we do not achieve at least 90% of our targeted earnings per share, no one receives a bonus under the plan. The board selected these two threshold goals in order to require certain minimum levels of acceptable profitability before bonuses are paid.

If we meet these two thresholds, the plan pays bonuses according to a scale based on the actual level of earnings per share achieved in relation to the targeted goal (see below). The board set this scale and selected earnings per share as the payment measure at the inception of the plan. Earnings per share was set as the payment measure because the board believed that there is a close correlation between earnings per share and shareholder value (as reflected in our stock price).

These are the same performance measures that we have used under the plan since its inception in 1993. Throughout this time, the board has set the earnings per share goal based primarily on the earnings per share goal in our annual budget. The board approves our budget at the beginning of each fiscal year, based on recommendations of and discussions with management. Then, recognizing that it sets the budget at an aggressive level, the board typically has set the target earnings per share goal for the plan 1-2% below the budgeted earnings per share. For 2006, this resulted in a target of $1.54 basic earnings per share under the plan.

Each named executive officer who participates in this plan has a target bonus payment that is expressed as a percentage of his/her salary. The board set the target bonus percentage for each officer for 2006 at a level that is generally at or near the average bonus paid to peer company officers with similar responsibilities. The following table indicates the target bonus percentage in 2006 for the named executive officers who participated in the plan (as described below, Mr. Garner did not participate in 2006):

Named Executive Officer	Target Bonus Percentage
Jerry L. Ocheltree	50%
Anna G. Hollers	35%
Teresa C. Nixon	35%
Eric P. Credle	35%

As noted above, the board also established a scale of the bonus each participant would receive, as a percentage of his/her target bonus percentage, based on earnings per share between a threshold level (below which we would pay no bonuses) and a maximum level (above which bonuses would not increase). The threshold earnings per share goal was 90% of the target, and the maximum was 125% of the target. Earnings per share between any of the stated goals would yield a proportionate award. The following table shows the scale.

Percentage of Earnings Per Share Goal	Percentage of Target Bonus
Threshold 90	30
95	60
Target 100	100
105	110
110	120
115	130
120	140
Maximum 125	150

Accordingly, the bonus range for 2006 for each of the four named executive officers who participated in this plan for 2006, expressed as a percentage of base salary, was to be as follows:

Named Executive Officer	Target Bonus Percentage
Jerry L. Ocheltree	0%-75.0%
Anna G. Hollers	0%-52.5%
Teresa C. Nixon	0%-52.5%
Eric P. Credle	0%-52.5%

In the second half of 2006, the board approved changes in the bonus formula for 2006 under the plan. First, the board reduced the threshold level of earnings per shares from 90% to 80%. Second, it adjusted the scale for determining bonus awards, increasing the payout at the threshold level changing from 30% to 50% of the target bonus. The board made these changes because our earnings per share was projected to be approximately 88% of the targeted level, principally due to an unusual loss, and the board did not believe that it would be equitable for our named executive officers not to receive bonuses under the circumstances. In making this decision, the board consulted with Clark Consulting, nationally recognized compensation consultants that we had recently engaged to assist the committee in evaluating our executive compensation program for 2007. Our benefits consultant from Clark Consulting indicated that the changes were consistent with his experience in the benefits industry, and the board of directors believed they were reasonable.

The bonus scale for 2006, as revised, was as follows:

Percentage of Earnings Per Share Goal	Percentage of Target Bonus, 2006
Threshold 80	50
90	75
Target 100	100
105	110
110	120
115	130
120	140
Max. 125	150

Our earnings per share for 2006 was 88% of target, and accordingly, each named executive officer who participated in the plan received a bonus of 70% of his/her target bonus percentage. In addition, after the end of the year but before we paid these bonuses, our new CEO recommended to the compensation committee that the target bonus percentage for three of the named executive officers be increased from 35% to 40%. Clark Consulting had recently recommended these increases, and Mr. Ocheltree believed they should be effective immediately. The committee agreed and approved payment of the higher bonuses to Ms. Hollers, Ms. Nixon and Mr. Credle.

In 2006, as in prior years, our CEO did not participate in this bonus plan. Instead, the board set the CEO’s bonus at 1% of our consolidated net income. The board chose this alternate formula for our CEO in order to correlate his bonus directly to all incremental increases in net income. Based on the most recent peer company market data, the board concluded that the 1% payment level would result in a reasonable bonus for the CEO.

The following table presents the amount of the cash bonus that each named executive officer received for 2006, expressed as a percentage of the officer’s base salary.

Named Executive Officer	2006 Bonus Received as a Percent of Base Salary
James H. Garner	64%
Jerry L. Ocheltree	35%
Anna G. Hollers	28%
Teresa C. Nixon	28%
Eric P. Credle	28%

Changes to the Plan for 2007

As noted above, in late 2006, we engaged Clark Consulting to assist the committee in evaluating our executive compensation program. Based on their advice, in January 2007 the committee recommended, and the board approved, a new cash-based annual incentive plan. This plan will be in effect for 2007 for specified employees, including all of our named executive officers who remain employed with us (including our CEO).

The primary difference between the new plan and the previous plan is that the new plan allows for the possibility of using multiple performance measures to determine the amount of each participant’s annual bonus. By contrast, the old plan based bonuses entirely on earnings per share performance once we met the threshold goals. Under the new plan, the board will assign a weight to each performance measure, with the sum of the weights equal to 100%. The weight is the percentage of each participant’s total bonus that will be based on that particular performance measure. The board will also set threshold, target and maximum performance levels for each measure. If we do not achieve the threshold performance level, participants will earn no bonus for that measure. They will earn 50% of their target bonus for the measure if we meet the threshold level, 100% if we meet the target level and 200% if we achieve the maximum level. Bonuses will be directly proportional for performance between any of these set points. Thus, under the new plan an officer’s bonus amount could range from 0% to 200% of the officer’s total target bonus award.

The board determined that the 2007 performance goals for the named executive officers would be earnings per share, return on average equity, core deposit growth, and assets per employee.

The board also set the following target bonuses for the named executive officers. These are total target awards, i.e., the sum of the target awards for each of the four performance measures, and they are expressed as percentages of base salary.

Named Executive Officer	Target Bonus Percentage
Jerry L. Ocheltree	50%
Anna G. Hollers	40%
Teresa C. Nixon	40%
Eric P. Credle	40%

The total target award for our CEO for 2007 is the same, as a percentage of salary, as his target award for 2006, when he was the president of our bank subsidiary. As we noted above, the board has increased the target awards for the other three officers by 5% of their salaries.

3. Equity Grants

Current Stock Option Plan

In 1994 and then again in 2004, we adopted, and our shareholders approved, a stock option plan. We believe that stock options are an important tool for aligning our employees’ long-term interests with those of our shareholders. They also serve to reward outstanding performance. Under our current plan, the committee has the discretion to grant options each year to executive officers and other key employees. Although we currently have no formal system for determining the number of options we grant each, either in the aggregate or to any individual, the committee generally considers our current financial performance, the individual’s level of responsibility and the number of stock options we have previously granted the individual. The committee has not intended for options to be an ongoing component of annual compensation, but instead has typically granted them to attract new employees, to recognize changes in responsibilities, and to periodically reward exemplary performance. The committee did not believe that any of these conditions existed in 2006 and thus did not grant any options.

2007 Equity Compensation Plan

The board is now proposing that our shareholders approve a new equity plan (see Proposal 3 below). Clark Consulting has recommended this plan to us.  If our shareholders approve the new plan, it will allow us to structure incentive awards using various types of equity-based compensation, including performance units, restricted stock, stock options, and stock appreciation rights. Our current plan provides only for option grants, which no longer have an advantage from an accounting perspective over other types of equity-based compensation. We have not yet adopted a formal plan for determining when and to whom to make grants under the new plan.

4. Benefits

We provide a competitive benefits program for our named executive officers. We provide these benefits in order to retain and attract an appropriate caliber of talent and recognize that other companies with which we compete for talent provide similar benefits to their executive officers.

The following table lists our current benefit programs and shows, for each, the employees eligible for each benefit:

Benefit Plan	Named Executive Officers	Certain Managers and Individual Contributors	All Full-Time Employees
Supplemental Executive Retirement Plan	X	X
Perquisites	X	X
401(k) Plan	X	X	X
Defined Benefit Pension Plan	X	X	X
Health Insurance	X	X	X
Medicare Supplement	Mr. Garner only
Life Insurance	X	X	X
Additional Death Benefit	Mr. Garner only
Disability Insurance	X	X	X
Long-Term Care Insurance	Mr. Garner only

Death Benefit

We provide basic life insurance coverage for all full-time employees in the amount of two times the employee’s average salary, up to a maximum of $300,000. Additionally, in 2005, the committee agreed to pay $100,000 upon the death of Mr. Garner, our CEO until his retirement on December 31, 2006, to his spouse or estate. The committee made this commitment to Mr. Garner because the company had recently terminated a split-dollar life insurance plan in which Mr. Garner (and others) had participated. We terminated this plan, which was designed to pay $100,000 upon the death of each participant, in response to provisions of the 2002 Sarbanes-Oxley Act. The committee believed that Mr. Garner, because of his advanced age, would not be able to recoup the value of this terminated benefit in the future in the event that we established a replacement benefit of some type.

Supplemental Insurance Benefits

In addition to the death benefit, the board granted Mr. Garner two other benefits in 2004 and 2005 in recognition of his long tenure with us and our performance during his service as CEO. First, in 2004, the committee designated Mr. Garner as the first participant in our long-term care insurance plan (he remains the only participant). This plan provides for the payment of insurance premiums for a long-term care insurance policy for each participant. Under this plan, we purchased a long-term care insurance policy for Mr. Garner’s benefit. The policy calls for 10 annual payments of $22,880 per year. Mr. Garner was to be 100% vested in the benefit upon the completion of three years of service, which meant he would have been fully vested in August 2007. However, in December 2006, the board of directors voted to accelerate his vesting to 100% upon his announced retirement on December 31, 2006.

In 2005, the board approved an agreement under which we will pay for supplemental Medicare insurance for Mr. Garner and his spouse for the rest of their lives.

Supplemental Executive Retirement Plan

We sponsor a supplemental executive retirement plan, or SERP, for the benefit of certain members of our senior management, including each of the named executive officers. The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at retirement equal to 3% of final average compensation multiplied by years of service, up to a maximum of 60% of final average compensation (65% for Mr. Garner). The amount of a participant’s SERP benefit is reduced by (1) the amount payable under our qualified pension plan, and (2) 50% of the participant’s primary social security benefit.

We set the benefits payable under the SERP in 1993 at the inception of the plan, in consultation with an employee benefits consultant who assisted us with plan design. At that time, the employee benefits consultant provided peer information and gave his expert opinion that the benefits payable under this plan were reasonable and would further our objectives of attracting and retaining senior management executives. The committee believes these reasons are still valid.

5. Post-Termination Compensation

Accelerated Vesting

Our current stock option plan and the SERP have change in control provisions that automatically vest all participants in the benefits of each plan in the event of a change in the control of our company. We believe that other companies with which we compete for executive talent provide a similar acceleration benefit, and that these provisions therefore assist us in attracting and retaining talent.

Employment Agreements

We have three-year, automatically renewing employment agreements with each of the named executive officers. Each of these agreements provides for the payment of certain severance benefits to the officer upon termination of employment in certain circumstances, including following a change in the control of our company. For more information about these benefits, see “Executive Compensation - Potential Payments Upon Termination.” Each agreement also contains non-competition and confidentiality covenants that protect our company if the officer leaves.

The objectives of the agreements are as follows:

•	The multi-year term helps us attract and retain talented executive officers.
•	The non-competition covenant protects us by preventing an officer from leaving our company and immediately joining a competitor, which would likely result in the officer taking business away from us.
•
The confidentiality covenant protects us by preventing an officer from disclosing trade secrets or confidential information regarding our company or our customers for two years after the officer leaves.

•
The change-in-control severance payment provision benefits us by minimizing the uncertainty and distraction caused by the current climate of bank acquisitions, and by allowing our executive officers to focus on performance by providing transition assistance in the event of a change in control.

The committee and the board believe the amount of the severance benefits potentially payable to each named executive officer under these agreements is reasonable and consistent with industry standards.

Perquisites

We provide only very limited perquisites. During 2006, the only perquisites provided to any of the named executive officers were as follows:

•	We paid country club dues amounting to $3,903 on behalf of Mr. Ocheltree.
•	We paid $7,125 in moving expenses for Mr. Ocheltree because we changed his primary location when the board promoted him to executive management.

Other Guidelines and Procedures Affecting Executive Compensation

Stock Option Grants

When we approve a stock option grant, we set a date in the future as the measurement date for the exercise price of the stock option. We do not “back-date” stock option grants. We do not have a policy or practice of making stock option grants during periods in which there is material non-public information about our company.

Tax Considerations

It has been and continues to be our intent that all incentive payments be deductible unless maintaining deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest. At this time, essentially all compensation we have paid to the named executive officers is deductible under the federal tax code, except for income realized from exercise of incentive stock options by some executive officers.

Share Ownership Guidelines for Named Executive Officers

We do not require our named executive officers to own any minimum amount of our common stock. We may consider a minimum stock ownership policy in the future, but the committee does not currently believe that such a policy is necessary.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of First Bancorp has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on its review and discussion, the committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement and in First Bancorp’s annual report on Form 10-K for filing with the Securities and Exchange Commission.

Submitted by the Compensation Committee of First Bancorp’s board of directors.

David L. Burns - Chairman	Virginia C. Thomasson
Jack D. Briggs	Dennis A. Wicker
Thomas F. Phillips	John C. Willis

Summary Compensation Table

The following table shows the compensation we paid for 2006 to the named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($) (2)	Non-Equity Incentive Plan Compensation ($) (2)	Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compens- ation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)	(i)	(j)
James H. Garner	2006	300,000	—	193,205	105,800	156,949	755,954
President & Chief
Executive Officer (1)
Jerry L. Ocheltree	2006	260,000	91,000	—	25,900	42,650	419,550
President of First Bank (1)
Anna G. Hollers	2006	243,000	68,000	—	127,200	27,422	465,622
Executive Vice President,
Chief Operating Officer,
Secretary
Teresa C. Nixon	2006	224,976	63,000	—	57,400	14,442	359,818
Executive Vice President,
Chief Lending Officer,
and Compliance Officer
Eric P. Credle	2006	190,000	53,200	—	11,000	12,684	266,884
Senior Vice President and
Chief Financial Officer
___________________

Notes:

(1)	Mr. Garner served as our president and CEO until December 31, 2006. Effective January 1, 2007, Mr. Ocheltree became our president and CEO.

(2)
In 2006, we did not meet the original threshold earnings per share goal necessary to pay bonuses under our annual incentive bonus plan. However, the compensation committee adjusted the formula in late 2006, and we met the revised threshold goal. See “Compensation Discussion and Analysis - Executive Compensation Program Overview - Annual Cash Incentive.” Because of the discretionary nature of the adjustment, we reflect the bonuses we paid to our named executive officers under this plan in column (d), the “Bonus” column, rather than as “Non-Equity Incentive Plan Compensation” in column (g). Our CEO did not participate in the plan in 2006.

(3)	The amounts in this column reflect the change in the total actuarial net present value of the officers’ accrued benefits under our pension plan and SERP.

(4)	The following table shows the components of “All Other Compensation.”

All Other Compensation
Name	401(k) Matching Contributions ($)	Director/ Committee Fees ($)	Long-Term Care Insurance Premiums ($)	Club Dues ($)	Moving Expenses ($)	Payment for Unused Sick Days Upon Retirement ($)	Total ($)
James H. Garner	12,722	23,270	22,880	—	—	98,077	156,949
Jerry L. Ocheltree	12,722	18,900	—	3,903	7,125	—	42,650
Anna G. Hollers	12,722	14,700	—	—	—	—	27,422
Teresa C. Nixon	12,722	1,720	—	—	—	—	14,442
Eric P. Credle	12,684	—	—	—	—	—	12,684

We have entered into employment agreements with 25 of our officers, including each of the named executive officers. Each agreement has a two- or three-year term that automatically extends for an additional year on each anniversary date of the agreement unless we or the officer gives written notice that the extension will not occur. The term for each named executive officer is three years.

Each employment agreement guarantees the officer a minimum base salary and a salary increase each year that is at least as much as any percentage increase in the U.S. consumer price index during the prior 12 months. Each agreement also guarantees that the officer will be eligible to participate in our SERP and stock option plan.

We may terminate any officer’s employment agreement “for cause” if we find that the officer:

•	demonstrated gross negligence or willful misconduct in performing his/her duties;
•	committed an act of dishonesty or moral turpitude; or
•	has been convicted of a felony or other serious crime.

Each agreement provides for post-termination benefits that we must pay in certain circumstances. See “Potential Payments Upon Termination” for more information about these potential benefits, and about the non-competition and confidentiality covenants contained in the agreements.

Grants of Plan-Based Awards

The following table provides information about the bonus awards we made to the named executive officers in early 2006. We paid these awards out in early 2007 based on our corporate performance in 2006 (and on an adjustment to the original award formula). We did not make any other performance-based awards to the named executive officers in 2006.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name (a)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)
James H. Garner	—	222,960	—
Jerry L. Ocheltree	39,000	130,000	195,000
Anna G. Hollers	25,515	85,050	127,575
Teresa C. Nixon	23,622	78,742	118,112
Eric P. Credle	19,950	66,500	99,750

The amounts shown in this table for Mr. Ocheltree, Ms. Hollers, Ms. Nixon and Mr. Credle relate to possible payouts for 2006 under our annual incentive bonus plan, which is called the Management Incentive Plan. Under this plan, we pay cash bonuses each January based on corporate performance in the preceding fiscal year.

The plan has two thresholds that the board established when it adopted the plan in 1993:

•	return on average equity of at least 10%, and
•	actual earnings per share as a percent of the targeted goal of at least 90%.

This means that if we do not achieve a return on average equity of at least 10%, or if we do not achieve at least 90% of our targeted earnings per share, no one receives a bonus under the plan.

If the two threshold goals just described are met, the plan pays bonuses according to a scale based on the actual level of earnings per share achieved in relation to the targeted goal (see below). For 2006, the target was basic earnings per share of $1.54.

Each named executive officer who participates in this plan has a target bonus payment that is expressed as a percentage of his/her salary. The following table indicates the target bonus percentage in 2006 for the named executive officers who participated in the plan (as described below, Mr. Garner did not participate in 2006):

Named Executive Officer	Target Bonus Percentage
Jerry L. Ocheltree	50%
Anna G. Hollers	35%
Teresa C. Nixon	35%
Eric P. Credle	35%

As noted above, the board also established a scale of the bonus each participant would receive, as a percentage of his/her target bonus percentage, based on earnings per share between a threshold level (below which we would pay no bonuses) and a maximum level (above which bonuses would not increase). The threshold earnings per share goal was 90% of the target, and the maximum was 125% of the target. Earnings per share between any of the stated goals would yield a proportionate award. The following table shows the scale.

Percentage of Earnings Per Share Goal	Percentage of Target Bonus
Threshold 90	30
95	60
Target 100	100
105	110
110	120
115	130
120	140
Maximum 125	150

Accordingly, assuming that at least the minimum thresholds were met, the bonus range for 2006 for each of the four named executive officers who participated in this plan for 2006, expressed as a percentage of base salary, was to be as follows:

Named Executive Officer	Bonus Range Once Thresholds Met
Jerry L. Ocheltree	15%-75.0%
Anna G. Hollers	10.5%-52.5%
Teresa C. Nixon	10.5%-52.5%
Eric P. Credle	10.5%-52.5%

In the “Grants of Plan-Based Awards” table above, the amount shown in the “Threshold” column is the product of the officer’s 2006 base salary multiplied by the lower number in this range. The amount shown in the “Maximum” column is the product of the officer’s base salary multiplied by the higher number in the range.

We did not meet the original earnings per share threshold for 2006. However, we paid bonuses under the plan, including to these four named executive officers, under a revised formula that the board set. See “Compensation Discussion and Analysis - Executive Compensation Program Overview - Annual Cash Incentive.”

In 2006, as in prior years, our CEO did not participate in this bonus plan. Instead, the board set the CEO’s bonus at 1% of our 2006 consolidated net income. The target bonus shown for him in the “Grants of Plan-Based Awards” table was 1% of our budgeted consolidated net income for the year.

Outstanding Equity Awards at Fiscal Year End

The following table provides information about the equity awards our named executive officers held as of the end of 2006. To date, we have not granted any form of equity award other than stock options.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(f)	(g)

James H. Garner	4/30/1999	2,654	11.56	4/30/2009

Jerry L. Ocheltree	7/25/2001	2,250	15.33	7/25/2011
	4/1/2004	3,000	21.70	4/1/2014
		5,250

Anna G. Hollers	7/25/2001	4,000	15.33	7/25/2011
	4/1/2004	9,001	21.70	4/1/2014
		13,001

Teresa C. Nixon	4/30/1999	11,250	11.56	4/30/2009
	7/25/2001	6,000	15.33	7/25/2011
	4/1/2004	9,001	21.70	4/1/2014
		26,251

Eric P. Credle	10/22/1997	5,850	12.33	10/22/2007
	7/25/2001	15,000	15.33	7/25/2011
	4/1/2004	3,001	21.70	4/1/2014
		23,851

Option Exercises and Stock Vested

This table provides information about stock option exercises by the named executive officers in 2006.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
(a)	(b)	(c)
James H. Garner	—	—
Jerry L. Ocheltree	—	—
Anna G. Hollers	8,150	107,375
Teresa C. Nixon	4,250	33,290
Eric P. Credle	—	—

Pension Benefits

The following table shows information about the named executive officers’ accrued benefits under our tax-qualified pension plan and our supplemental executive retirement plan, or SERP.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)
(a)	(b)	(c)	(d)

James H. Garner	Qualified Plan	38	678,600
	SERP Plan	20	1,246,900

Jerry L. Ocheltree	Qualified Plan	9	64,000
	SERP Plan	9	29,000

Anna G. Hollers	Qualified Plan	34	575,500
	SERP Plan	20	246,100

Teresa C. Nixon	Qualified Plan	18	194,400
	SERP Plan	18	142,600

Eric P. Credle	Qualified Plan	9	40,800
	SERP Plan	9	4,700

(1)
The present value of each officer’s accumulated benefit under each plan was calculated using the following assumptions: The officer retires at age 65. At that time, the officer takes a lump sum based on his or her accrued benefit as of December 31, 2006. The lump sum is calculated using the 1983 Group Annuity Mortality Table for Males and Females and is discounted to December 31, 2006 using a rate of return of 5.75% per year.

Pension Plan

Our tax-qualified pension plan provides each participant with an annual benefit, paid monthly in cash. At normal retirement age of 65, this benefit is equal to the sum of:

(1)	0.75% of the participant’s final average compensation multiplied by his/her years of service (up to 40), and

(2)
0.65% of the participant’s final average compensation in excess of “covered compensation” (the average of the social security taxable wage base during the 35-year period that ends with the year the participant reaches social security retirement age), multiplied by years of service (up to 35).

“Final average compensation” means the average of the participant’s highest consecutive five years of compensation during his or her last 10 years of employment. For purposes of this plan, “compensation” generally means base salary plus bonuses. However, the federal tax code limits the amount of compensation we can take into account for purposes of the pension plan. The limit was $220,000 for 2006.

Each participant becomes fully vested in his plan benefits after five years of service. Early retirement, with reduced monthly benefits, is available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provides a death benefit to a vested participant’s surviving spouse.

As required by federal pension laws, benefits under the pension plan are funded by assets held in a tax-exempt trust.

SERP

Our SERP is for the benefit of our senior management, including the named executive officers. The purpose of the SERP is to provide additional monthly pension benefits to ensure that each participant will receive lifetime pension benefits beyond the amounts that we can pay under our qualified pension plan. The SERP generally provides participants with an annual benefit at normal retirement age of 65, payable monthly in cash, equal to 3% of final average compensation multiplied by years of service, up to a maximum of 60% of final average compensation (65% for Mr. Garner). For purposes of the SERP, “final average compensation” has the same meaning as under our pension plan. The amount of a participant’s SERP benefit is reduced by (1) the amount payable under our qualified pension plan, and (2) 50% of the participant’s primary social security benefit.

Each participant becomes fully vested at retirement, death, disability or a change in control. Early retirement, with reduced monthly benefits, is available to any participant who leaves the company at or after age 55 with 15 years of service. The plan also provides a death benefit to a vested participant’s surviving spouse.

Because the SERP is a non-qualified plan, its benefits are unsecured, and a participant’s claim for benefits under the plan is no greater than the claim of a general creditor.

As a general rule, we do not grant extra years of credited service under either the pension plan or the SERP. On one occasion, we credited two officers of an acquired company with three extra years of service under the SERP. None of the named executive officers has received any extra years of credited service under either plan.

Potential Payments Upon Termination

This section contains information about arrangements that provide for compensation to our named executive officers in connection with their termination.

Employment Agreements

As noted above, we are party to employment agreements with 25 of our officers, including each of the named executive officers (other than Mr. Garner, whose agreement terminated when he retired). Under each of these agreements, we have agreed to pay the officer’s base salary for the remainder of the agreement term if we terminate the officer other than for cause. The agreement term for each of the named executive officers is three years.

We have also agreed to continue paying each officer his base salary for the remainder of the term if the officer’s employment ends due to a long-term disability. However, according to the agreement, we can deduct from this salary continuation any amount that he or she receives from our company-wide long-term disability plan. Also, the officer must look for a job somewhere else or else we can stop paying him. If the officer finds another job, we can deduct any amounts that he earns in the new job from our payments.

Each employment agreement also provides for severance to the officer if we or the officer terminates his/her employment within 12 months after a change in control (other than for cause or normal retirement). The amount of the severance payment, which we would be required to pay in cash within 10 days, is the lesser of:

•	a specified multiple, ranging from 1 to 2.9 (it is 2.9 for the named executive officers), of the officer’s base salary as of the date of the change in control, and

•	2.99 multiplied by the officer’s “base amount” under Section 280G(b)(3) of the federal tax code.

In general, the number calculated according to the first bullet will be the smaller number.

The agreements define “control” as the power, either directly or indirectly, to direct our management or policies or to vote 40% or more of any class of our securities. In general, any change in control of our company triggers the change in control provisions of the employment agreements. However, the agreements expressly exclude as a

“change in control” any merger, consolidation or reorganization following which the owners of our capital stock who were previously entitled to vote in the election of our directors own 61% or more of the resulting entity’s voting stock.

The agreements also state that any of the following events will be considered to be a “change in control”:

•	any person, entity or group becoming the beneficial owner, directly or indirectly, of 33% or more of any class of our voting stock;

•
during any period of two consecutive years, individuals who at the beginning of the period made up our board (we refer to these individual as the “incumbent board”), or persons whose election was approved by at least ¾ of the incumbent board, fail to make up at least a majority of the board; or

•	the sale of all or substantially all of our assets.

The following table shows the cash severance amounts we would have owed our named executive officers under their employment agreements if they had terminated employment on December 31, 2006 under various circumstances.

Name	Nature of Payment	Involuntary Termination for Cause or Voluntary Termination by Employee ($)	Involuntary Termination Without Cause ($) (1)	Termination due to Long-Term Disability ($) (2)	Change In Control ($) (3)
(a)	(b)	(c)	(d)	(e)	(f)

Jerry L. Ocheltree	Severance - Cash	—	541,667	304,167	594,475
	Value of Options That Would Vest	—	—	—	—
	Total	—	541,667	304,167	594,475

Anna G. Hollers	Severance - Cash	—	637,875	338,625	704,700
	Value of Options That Would Vest	—	—	—	—
	Total	—	637,875	338,625	704,700

Teresa C. Nixon	Severance - Cash	—	590,562	291,312	652,430
	Value of Options That Would Vest	—	—	—	—
	Total	—	590,562	291,312	652,430

Eric P. Credle	Severance - Cash	—	498,750	199,500	551,000
	Value of Options That Would Vest	—	—	—	—
	Total	—	498,750	199,500	551,000

(1)	These amounts are equal to 1/12 of each officer’s base salary as of December 31, 2006 multiplied by the number of months remaining in his/her employment agreement term.

(2)
This column shows the amounts due under the terms of the officers’ employment agreements minus the amounts payable under the terms of our long-term disability plan (in which all full-time employees participate).

(3)
Except for Mr. Ocheltree, these amounts are equal to 2.9 multiplied by each officer’s annual base salary as of December 31, 2006. Mr. Ocheltree’s amount is 2.99 multiplied by his “base amount” under Section 280G(b)(3) of the federal tax code because it results in a lesser amount.

The employment agreements also contain non-competition and confidentiality covenants by the officers. The non-competition covenants prohibit each officer from:

•	engaging, directly or indirectly, in any competing activity or business within a restricted territory for a certain period of time after leaving our company, which we call the restricted period;

•	soliciting or recruiting any of our employees during the restricted period; and

•	making sales contacts with or soliciting any of our customers for any products or services that we offer, in either case within the restricted territory during the restricted period.

The restricted period is one year if we terminate the officer for cause or he terminates voluntarily. If we terminate him other than for cause, the restricted period is the remainder of the agreement term. The restricted territory for each officer is a 50-mile radius around his primary residence and/or work location.

The confidentiality covenants contained in each agreement prohibit the officer from disclosing any confidential business secrets or other confidential data both during the term of the employment agreement and for a period of two years after termination.

Additional Vesting Under Long-Term Care Insurance Plan for Retiring CEO

Mr. Garner, our long-time CEO, retired effective December 31, 2006. In recognition of his long and successful tenure with us, the board of directors decided to accelerate his vesting under our long-term care insurance plan upon his retirement. As a result, Mr. Garner became vested in an additional $44,000 of premium payments. We will make these payments over the next seven years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The 2006 members of the Committee were Mr. Briggs, Mr. D. Burns-Chairman, Mr. Phillips, Ms. Thomasson, Mr. Washburn (until July 2006), Mr. Wicker, and Mr. Willis (beginning in July 2006). None of these members has ever been an officer or employee of the Company. In addition, except for Mr. Washburn and Mr. Wicker, no member of the Compensation Committee had any relationships with the Company requiring disclosure under “Certain Transactions” below. There are no Compensation Committee interlocks, as described in SEC rules and regulations.

CERTAIN TRANSACTIONS

In addition to the rules and regulations of the Securities and Exchange Commission, the Company and First Bank are subject to Federal Reserve Board Regulation O, which governs extensions of credit by First Bank to any executive officer, director or principal shareholder of the Company or First Bank. The Company has established processes for reviewing and approving extensions of credit and other related party transactions. Related party transactions are approved by the Board of Directors, and the related person does not participate in the deliberations or cast a vote. The Audit Committee also reviews all related party transactions and determines whether to ratify or approve such transactions.

Certain of the directors, nominees, principal shareholders and officers (and their affiliates) of the Company have deposit accounts and other transactions with First Bank, including loans in the ordinary course of business. All loans or other extensions of credit made by First Bank to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with independent third parties and did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 2006, the aggregate principal amount of loans to directors, nominees, principal shareholders and officers of the Company and to affiliates of such persons was approximately $10,296,000.

In July 2006, the Company purchased land located in Kannapolis, North Carolina from a partnership in which the son of Jordan Washburn, Jess H. Washburn, has a 16.7% ownership interest. Jordan Washburn is a member of the Company’s Board of Directors. The purchase price of the land was $475,000. The purchase price was negotiated by Jess Washburn and Richard Clayton, a senior officer of the Company, subject to board approval. The Board of Directors determined that $475,000 was a fair price for the property based on its knowledge of the land and discussions with executive management of the Company, who also had a working knowledge of land values in the area. The Audit Committee also approved this transaction.

During 2006, the Company approved the law firm of Helms, Mulliss & Wicker to provide legal services to the Company, primarily in connection with the preparation and review of documents associated with new loan closings in several of the Company’s markets.  Dennis Wicker, a member of the Company’s Board of Directors, is a partner in this law firm and a member of its Management Committee.  The Company did not pay Helms, Mulliss & Wicker any fees during 2006, but expects to pay fees to the firm in 2007.  Mr. Wicker will not personally provide any of the services to the Company, and none of the fees paid to the law firm will directly affect Mr. Wicker's compensation from the firm.

On June 6, 2006, the Company agreed to purchase the residence of Jerry L. Ocheltree, a director and executive officer of the Company, for $379,000 and to pay approximately $7,125 in moving expenses associated with his move to a residence closer to the Company’s headquarters. Mr. Ocheltree’s primary workplace changed from High Point, North Carolina to Troy, North Carolina in connection with his appointment as President of First Bank. The purchase price of Mr. Ocheltree’s residence was based on an average of three appraisals, and the amount paid for moving expenses was the lowest of three bids obtained. The Board of Directors approved this transaction, and the Audit Committee ratified it.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their ownership of the Company’s common stock and any changes in that ownership to the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 2006. Based upon a review of such reports and representations from the Company’s directors and executive officers, the Company believes that all such reports were filed on a timely basis in 2006.

The nominees who receive the highest number of votes cast, up to the number of directors to be elected, shall be elected as directors. The Board of Directors recommends that shareholders vote “FOR” the proposal to elect the 15 nominees as directors. Unless indicated to the contrary, proxies will be voted “FOR” the 15 nominees listed above.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT AUDITORS

Your directors and management recommend that the shareholders ratify the appointment of Elliott Davis, PLLC to serve as the independent auditors for the Company for the year ending December 31, 2007. Elliott Davis, PLLC has audited the Company’s consolidated financial statements since 2005. If the appointment of Elliott Davis, PLLC is not ratified by the shareholders, the Board of Directors will reconsider the appointment of auditors for the current fiscal year.

Representatives of Elliott Davis, PLLC are expected to be present at the annual meeting. The representatives will be available to respond to appropriate questions and will be given an opportunity to make any statement they consider appropriate.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditor, which for the fiscal year 2006 was Elliott Davis, PLLC (“Elliott Davis”) is responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America and for attesting to the Company’s control over financial reporting. The Company’s Audit Committee pre-approves all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Committee may delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

On July 26, 2005, the Company’s Audit Committee dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm as reported on a Form 8-K filed with the SEC on August 1, 2005. The decision to dismiss KPMG was considered and approved by the Audit Committee. On July 26, 2005, the Company’s Audit Committee appointed Elliott Davis as the Company’s independent registered public accounting firm for the 2005 fiscal year. The decision to replace KPMG with Elliott Davis was not the result of a disagreement with KPMG about the Company’s financial statements.

KPMG’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with the audits of the fiscal years ended December 31, 2004 and 2003, and the subsequent interim periods through June 30, 2005. During the fiscal years ended December 31, 2004 and 2003 and subsequent interim periods through June 30, 2005, the Company believes that there were no “reportable events,” as that term is described in Item 304 (a)(1)(v) of Regulation S-K.

The Company did not consult with Elliott Davis during the fiscal years ended December 31, 2004 and 2003 or during any subsequent interim period from December 31, 2004 through and including August 1, 2005, on either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements.

The Audit Committee has reviewed and discussed with management and Elliott Davis the audited financial statements as of and for the year ended December 31, 2006. The Audit Committee has discussed with Elliott Davis the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from Elliott Davis the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether Elliott Davis’ provision of any information technology services or other non-audit services to the Company is compatible with the concept of auditor independence. In this analysis, the Audit Committee reviewed the services and related fees provided by Elliott Davis in the following categories and amounts:

	2006	2005
Audit Fees	$295,800	259,300
Audit-Related Fees	14,200	13,500
Tax Fees	─	─
All Other Fees	─	─
Total Fees	$310,000	272,800

For 2005 and 2006, audit fees included fees for the integrated audit of the consolidated financial statements and internal control over financial reporting (Sarbanes-Oxley Section 404), quarterly reviews of the interim consolidated financial statements and an additional internal control attestation. Audit-related fees consisted of audits of the financial statements of two employee benefit plans sponsored by the Company. Elliott Davis did not perform any services related to tax compliance or tax consulting for the years ended December 31, 2005 or 2006. All services performed by Elliott Davis in 2006 were pre-approved by the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that Ms. Thomasson is an “audit committee financial expert” within the meaning of SEC rules and regulations.

The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis. The Audit Committee charter is included as Exhibit A to this Proxy Statement.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS:

Jack D. Briggs	Fred L. Taylor II
H. David Bruton	Virginia C. Thomasson
David L. Burns, Chairman	Goldie H. Wallace
Mary Clara Capel	John C. Willis
Thomas F. Phillips

The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of this proposal. The board of directors recommends that shareholders vote “FOR” this proposal. Unless indicated to the contrary, proxies will be voted “FOR” this proposal.

PROPOSAL 3 - APPROVAL OF A NEW EQUITY-BASED INCENTIVE PLAN,
ENTITLED THE “FIRST BANCORP 2007 EQUITY PLAN”

The Board of Directors (the “Board”) is submitting to the shareholders, for their approval, an equity-based incentive plan entitled the “First Bancorp 2007 Equity Plan” (“2007 Equity Plan”) that is intended to replace the Company’s existing stock option plan, which is entitled the “First Bancorp 2004 Stock Option Plan” (“2004 Option Plan”). The Board believes that the 2004 Option Plan and its predecessor plan have been an important means of attracting, retaining and motivating key employees and directors. However, the 2004 Option Plan only provides for the grant of stock options. Based on recommendations from a compensation consulting firm, the Board of Directors believes it would be advantageous to have other forms of equity-based awards available for grant. In addition to stock options, the other types of potential awards that would be possible if the 2007 Equity Plan is approved are stock appreciation rights, restricted stock, restricted performance stock, unrestricted Company stock, and performance units. We believe that these alternative awards have advantages over stock options in certain circumstances. For example, a stock option may lose its “management retention” objective if its exercise price becomes significantly greater than the current market price of the stock because the option would have little perceived value. However, a restricted stock award, for instance, would retain value for as long as the Company’s stock price was above zero.

As discussed above, the intent of proposing this new plan is only to provide additional alternatives for equity-based compensation. Accordingly, we have structured the 2007 Equity Plan to carry forward certain of the characteristics of the 2004 Option Plan. These provisions are as follows: i) the 2004 Option Plan has 1,180,250 remaining options available for grant, and correspondingly the 2007 Equity Plan being proposed has 1,180,250 awards available for grant, and ii) the 2004 Option Plan has a remaining term of seven years, and the 2007 Equity Plan has a seven year stated term. If it is approved by the shareholders, the 2007 Equity Plan will prohibit the grant of any additional awards under the 2004 Option Plan.

The 2007 Equity Plan was approved by the Compensation Committee (“Committee”) and adopted by the Company’s Board on January 30, 2007 and will become effective on the date it is approved by the shareholders. Because it is anticipated that the Company’s directors and officers will receive awards under the 2007 Equity Plan, directors and officers are deemed to have an interest in approval of the plan. The following is a summary of the material terms of the 2007 Equity Plan. This summary is qualified in its entirety by the complete terms of the 2007 Equity Plan, which is attached hereto as Appendix B.

General

The purpose of the 2007 Equity Plan is to provide us with a means of providing employees and directors of the Company and its subsidiaries the benefits of ownership of First Bancorp common stock (“Common Stock”). The 2007 Equity Plan is designed to help us attract and retain personnel of superior ability, to reward employees and directors for past services and to motivate these individuals through added incentives to further contribute to our future growth and success.

Under the 2007 Equity Plan, stock options, stock appreciation rights, shares of restricted stock, restricted performance stock, unrestricted Company stock or performance units, or a combination of any such awards (collectively, “Awards”), may be granted from time to time to employees or directors of the Company or its subsidiaries, all generally in the discretion of the Committee or the Board. Each Award under the 2007 Equity Plan will be evidenced by a separate written agreement that sets forth the terms and conditions of the Award.

We intend that stock options or other grants of Awards under the 2007 Equity Plan to persons subject to Section 16 of the Exchange Act will satisfy the requirements of Rule 16b-3 under the Exchange Act (“Rule 16b-3”).

We have reserved 1,180,250 shares of Common Stock for issuance under the 2007 Equity Plan, subject to adjustment to protect against dilution in the event of certain changes in capitalization of the Company.

Administration

The 2007 Equity Plan will be administered by the Committee. As required by its charter, the Committee consists solely of independent directors as defined by NASDAQ. Under the 2007 Equity Plan, except for grants of awards to Company directors, which the Board of Directors must grant, the Board or the Committee will have complete authority to determine the persons to whom Awards will be granted from time to time, as well as the terms and conditions of such Awards. The Board or the Committee also will have discretion to interpret the 2007 Equity Plan and the Awards granted under the 2007 Equity Plan and to make other determinations necessary or advisable for the administration of the 2007 Equity Plan.

Awards That May Be Granted

Under the 2007 Equity Plan, the Committee may grant or award eligible participants stock options, stock appreciation rights, shares of restricted stock, restricted performance stock, unrestricted Company stock or performance units. These grants and awards are referred to herein as the “Awards.” All Awards must be granted or awarded on or before May 2, 2014.

Options. Options generally permit the holder thereof the ability to purchase a stated number of shares of the Company’s common stock at the exercise price set on the date of the grant. The exercise price of any option may not be less than 100% of the fair market value of the Company’s common stock as quoted by NASDAQ on the date of grant. Options granted under the 2007 Equity Plan may be either incentive stock options (“ISO”) for eligible employees or nonqualified stock options (“NSO”) for eligible employees and directors. The Committee shall determine the expiration date of each Option granted; provided, however, that the term of any ISO shall not exceed ten (10) years after the date the ISO is awarded. In the Committee’s discretion, it may also specify the period or periods of time within which each option will first become exercisable and/or assign performance goals that must be attained in order for the participant to have a fully exercisable option.

Stock Appreciation Rights. A stock appreciation right will generally entitle the holder thereof to a payment equal to the amount the fair market value of Common Stock exceeds the exercise price of the stock appreciation right, multiplied by the number of stock appreciation rights surrendered. The Committee in its discretion will determine whether payment in connection with a stock appreciation right will be in the form of cash or Common Stock or a combination thereof. To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the fair market value of a share of Common Stock exceeds the exercise price, unless prior to such day the holder instructs the Chief Financial Officer or Secretary of the Company, or the Committee in writing.

Restricted Stock. Restricted stock generally consists of shares of Common Stock that at the time of award are subject to restrictions or limitations as to the participant’s ability to sell, transfer, pledge or assign such shares. Shares of restricted stock may vest (separately or in combination), and all or a portion of the applicable restrictions may lapse, from time to time over one or more restricted periods, based on such factors as continued employment, the passage of time, the attainment of performance goals or other measures as the Committee determines.

Unrestricted Stock Awards. The Committee may make awards of unrestricted company stock to employees on such terms and conditions as the Committee may prescribe.

Performance Units. The Committee may award performance units to eligible employees under the 2007 Equity Plan. If the applicable performance goals set by the Committee are satisfied, participants will be entitled to receive payment of the performance units in an amount equal to the designated value of each performance unit awarded, times the number of such performance units so earned. Payment in settlement of earned performance units shall be made in cash, in shares of unrestricted Common Stock or any combination thereof. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

Termination of Participant

The following is a listing of several circumstances that may incur involving the termination of a participant from employment and the ramifications of each on Awards.

If an employee terminates his employment voluntarily for reasons other than death, disability or retirement, all unvested Awards will expire. The employee will have three months following termination to exercise any exercisable stock options or SARs.

If an employee terminates his employment due to death or disability, all unvested awards will become fully vested and exercisable. In this circumstance, the employee or their beneficiary will generally have one year to exercise any unexercised vested awards.

If an employee is terminated for cause, all options and SARs, whether vested or not, shall expire. Any unvested restricted stock awards will also be forfeited.

If an employee retires, all unvested Awards will expire. The employee will generally have one year to exercise any unexercised vested awards.

In general, performance units will terminate if the employee’s employment terminates at any time during the performance period.

Change in Control

A change in control shall be deemed to have occurred on:

(i) the date on which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

(ii) the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

Generally, a change in control will have the following impact on Awards:

(i)
If the Company is not the surviving corporation and the acquiror does not assume the Award or substitute equivalent equity awards in the acquiror, the Award will become immediately and fully exercisable. Any performance-based goals will be deemed to have been met at the targeted level of performance;

(ii)
If the Company is the surviving corporation, or the acquiror assumes the Awards or substitutes equivalent awards, then the Awards or such substitutes will remain outstanding and governed by their respective terms;

(iii)
If the participant terminates without cause within 24 months following a change in control and has Awards that are not yet fully exercisable because the Company was the surviving corporation or the acquiror assumed the Awards, those Awards will become immediately and fully exercisable. Any performance based goals will be deemed to have been met at the targeted level of performance.

(iv)
If the participant is terminated for cause within 24 months following a change in control and has Awards that are not yet fully exercisable because the Company was the surviving corporation or the acquiror assumed the Awards, all options and SARs, whether vested or not, shall expire. Any unvested restricted stock awards and performance units will also be forfeited.

Adjustments

In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the option price per share subject to outstanding options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards in order to preserve the value of the Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis.

Limitations

There is no maximum number of persons eligible to receive Awards under the 2007 Equity Plan. Any shares of Common Stock subject to restricted stock, restricted performance stock, unrestricted stock, and performance units shall not exceed 50% of the total shares available under the 2007 Equity Plan, and the maximum number of shares of Common Stock that may be issued subject to Incentive Stock Options is 1,100,000. The maximum number of shares of Common Stock subject to restricted Stock, unrestricted Company stock and performance units, to the extent they are denominated in shares, may not exceed 50,000 shares of Company stock to any single employee in any one fiscal year, subject to adjustments described above, or alternatively to the extent that performance units are denominated in cash, the maximum amount of performance units awarded to any single employee in any one fiscal year may not exceed $1,000,0000. The maximum number of shares of common stock for which options or stock appreciation rights may be granted to any single participant in any one fiscal year shall not exceed 75,000, subject to adjustments described above.

Termination and Amendment of the 2007 Equity Plan

Unless sooner terminated, the 2007 Equity Plan will continue in effect for a period of seven years from the date it is approved by the Company’s shareholders and becomes effective by its terms. The Board may at any time alter, suspend, terminate or discontinue the 2007 Equity Plan. The Board may not, without the consent of a participant, make any alteration that would deprive the participant of his rights with respect to any previously granted Awards. Termination of the 2007 Equity Plan will not affect any previously granted Awards.

Federal Income Taxes

 General. The following is a brief description of the Federal income tax consequences to the participants and the Company of the issuance and exercise of stock options under the 2007 Equity Plan, as well as the grant of restricted stock, stock awards and performance units. All ordinary income recognized by a participant with respect to Awards under the 2007 Equity Plan shall be subject to both wage withholding and employment taxes. The deduction allowed to the Company for the ordinary income recognized by a participant with respect to an Award under the 2007 Equity Plan will be limited to amounts that constitute reasonable, ordinary and necessary business expenses of the Company.

Stock Options. The grant of an option under the 2007 Equity Plan is not a taxable event; the recipient of the Option does not recognize income for federal income tax purposes, and the Company does not get a tax deduction.

Incentive Options are designed to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code. If the employee observes certain rules applicable to the exercise of the Options and the sale of the shares thereafter, then the exercise of the Option does not result in the recognition of taxable income, and the Company is not entitled to a tax deduction as a result of such exercise. However, if the employee does not follow the rules applicable to incentive stock options (for example, if shares purchased pursuant to the exercise of an Incentive Option are sold within two years from the date of grant or within one year after the transfer of such shares to the participant), then the difference between the fair market value of the shares at the date of exercise and the exercise price will be considered ordinary income, and the Company will be entitled to a tax deduction at the same time and in the same amount. In addition, under certain circumstances the difference between the fair market value of shares subject to an incentive stock option and the exercise price for such shares is an adjustment to income for purposes of the alternative minimum tax (AMT) under the Internal Revenue Code.

Non-qualified options cannot qualify for incentive stock option treatment. When the holder of a non-qualified option exercises the option, the individual will recognize taxable income in the amount by which the fair market value of the shares at the date of exercise exceeds the exercise price, and the Company will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights. At the time any part of the stock appreciation rights are exercised, the Participant will be treated as having received ordinary income equal to the fair market value of the stock appreciation rights that were exercised, whether such stock appreciation rights are settled in cash or by delivery of shares of Common Stock. In the year a Stock Appreciation Right is exercised, the Company would be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the Participant receives, and the Participant will report as ordinary income the value of the stock appreciation right.

 Restricted Stock. If a participant receiving a grant of restricted stock under the 2007 Equity Plan makes an election with respect to such shares under Section 83(b) of the Code not later than 30 days after the date the shares are transferred to the participant pursuant to such grant, the participant will recognize ordinary income at the time of receipt of such restricted stock in an amount equal to the excess of the fair market value of the shares of common stock as of the date of receipt (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse) over the price paid (if any) for such restricted stock. In the absence of such an election, the participant will recognize ordinary income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares of common stock as of the date the restrictions lapse over the price paid (if any) for such stock. At the first to occur of the election or the lapsing of the restrictions, the Company will be allowed a deduction for Federal income tax purposes equal to the amount of ordinary income attributable to the participant. The participant’s holding period for the shares of Common Stock acquired will commence upon the first to occur of the date the participant makes an election under Section 83(b) of the Code or on the date that the restrictions lapse, and the tax basis of the shares will be the greater of their fair Market Value on that date or the price paid for the shares (if any).

If an election is made under Section 83(b) of the Code, dividends received on shares of restricted stock will be treated as dividends. If a participant does not make an election under Section 83(b) of the Code, dividends received on the shares of restricted stock prior to the date that such restrictions lapse will be treated as additional compensation and not as dividend income for Federal income tax purposes.

If (i) an election is made under Section 83(b) of the Code and (ii) before the restrictions on the shares lapse, the shares which are subject to such election are forfeited to or reacquired by the Company then (A) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such election, and (B) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Company would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

 Stock Awards. At the time a stock award is granted, the participant will be treated as having received ordinary income equal to the Fair Market Value of the shares of Common Stock acquired. At that time, the Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant received. The participant’s holding period for the shares of Common Stock acquired will commence on the date of grant, and the tax basis of the shares will be their Fair Market Value at that time.

 Performance Units. At the time performance units are earned, the participant will be treated as having received ordinary income equal to the Fair Market Value of the shares of Common Stock subject to such performance shares, whether such performance shares are settled in cash or by delivery of shares of Common Stock. At that time, the

Company will be allowed a deduction for federal income tax purposes equal to the amount of ordinary income which the participant receives. The participant’s holding period for the shares of common stock acquired (if any) will commence on the date of grant, and the tax basis of such shares will be their fair market value at that time.

Plan Benefits Table

The Company does not expect any Awards to be granted to any employees of the Company during 2007. If this proposal is approved, it is expected that the Company’s non-employee directors will each receive stock options to purchase 2,250 shares on June 1, 2007, for an aggregate of 24,750 shares (assuming 11 persons are serving as non-employee directors on June 1, 2007). With the assistance of a benefits consultant, the Company has been evaluating a possible structure for awards beginning in 2008 that would include the grant of a mix of stock options and performance units to certain members of management, with service periods and the attainment of certain performance goals as vesting requirements.

No awards have been made under the 2007 Equity Plan, and, other than the expected awards to non-employee directors described above, the Company cannot currently determine the number of awards that will be granted to any person in 2007.

The affirmative vote of the holders of a majority of shares of common stock represented and voting at the meeting (either in person or by proxy) is required for approval of the proposal to adopt the 2007 Equity Plan. The Board of Directors recommends that shareholders vote “FOR” this proposal. Proxies, unless indicated to the contrary, will be voted “FOR” this proposal.

SHAREHOLDERS PROPOSALS FOR 2008 MEETING

Shareholders may submit proposals appropriate for shareholder action at the Company’s 2008 annual meeting consistent with the regulations of the Securities and Exchange Commission. For proposals to be considered for inclusion in the proxy statement for the 2008 annual meeting, they must be received by the Company no later than November 27, 2007. Such proposals should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508.

The bylaws of the Company establish an advance notice procedure for shareholder proposals to be brought before a meeting of shareholders of the Company. Subject to any other applicable requirements, only such business may be conducted at a meeting of the shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder’s intention to bring that business before the meeting. The presiding officer at such meeting has the authority to make such determinations. To be timely, notice of other business to be brought before any meeting must generally be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the shareholders’ meeting. The notice of any shareholder proposal must set forth the various information required under the bylaws. The person submitting the notice must provide, among other things, the name and address under which such shareholder appears on the Company's books and the class and number of shares of the Company’s capital stock that are beneficially owned by such shareholder. Any shareholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Secretary of the Company at the Company’s address noted above.

DELIVERY OF PROXY STATEMENTS

As permitted by the Securities and Exchange Act of 1934, as amended, only one copy of the proxy statement and annual report is being delivered to shareholders residing at the same address, unless such shareholders have notified the Company of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any shareholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to First Bancorp, Attn. Anna G. Hollers, 341 North Main Street, Troy, North Carolina 27371-0508, or by calling 1-800-548-9377 and asking to speak to Anna Hollers.

Shareholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact the Company as noted above to request that only a single copy of the proxy statement and annual report be mailed in the future.

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not know of any other business to be presented for consideration or action at the annual meeting. If other matters properly come before the annual meeting, the enclosed proxy will be deemed to confer discretionary authority to the individuals named as proxies therein to vote the shares represented by such proxy as to any such matters.

By Order of the Board of Directors,

Anna G. Hollers
Secretary

March 28, 2007

Appendix A
(Last Approved on March 6, 2007)

FIRST BANCORP

AMENDED AND RESTATED
CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by monitoring: (i) the financial reports and other financial information provided by First Bancorp (the “Corporation”) to governmental bodies and the public; (ii) the Corporation’s systems of internal controls regarding finance, accounting and legal compliance that management and the Board have established; and (iii) the Corporation’s auditing, accounting and financial reporting processes generally.

The Audit Committee’s primary duties and responsibilities are to:

• Serve as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system regarding finance, accounting and legal compliance.

• Review and appraise the audit efforts and independence of the Corporation’s independent auditors and internal auditing department.

• Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

The Audit Committee is not responsible for planning or conducting audits or for determining that the Corporation’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. Management and the independent auditors have this responsibility.

The independent auditors are accountable to the Board and to the Audit Committee, and the Audit Committee has the authority and duty to select, evaluate, and if appropriate, replace, the independent auditors. In addition, the Audit Committee has direct responsibility for the compensation and oversight of the independent auditors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and has direct access to the independent auditors as well as anyone at the Corporation. The Audit Committee has the authority to retain, at the Corporation’s expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

The Corporation shall provide appropriate funding for the payment of compensation to the independent auditors for all services approved by the Audit Committee and for the discharge of the Audit Committee’s responsibilities.

The Audit Committee will primarily fulfill its responsibilities by carrying out activities enumerated in Section IV of this Charter.

II.	COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board upon the recommendation of the Nominating and Corporate Governance Committee, each of whom shall be independent directors (as defined in Nasdaq rules and SEC regulations), and free from any relationship that, in the opinion of the

Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as chief executive or financial officer or other senior officer with financial oversight responsibilities. The Committee members must not have participated in the preparation of the financial statements of the Corporation or any current subsidiary of the Corporation during the last three years. To the extent feasible, at least one member of the Audit Committee must be an “audit committee financial expert,” as defined in applicable SEC regulations and Nasdaq rules.

The Audit Committee Chair is customarily the Chairman of the Board of Directors, provided that the Board of Directors Chairman is an independent director (as defined in the Nasdaq rules and SEC regulations). In the event the Chairman of the Board of Directors is not an independent director, the Audit Committee shall elect a Chairman, subject to ratification by the Board of Directors.

III.	MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department, the independent auditors and the Committee itself in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should discuss with the independent auditors and management the Corporation’s quarterly financial information and significant findings based upon the auditors’ limited review procedures, consistent with Section IV below. In the event the independent auditors have any significant findings, disagreements with management, review differences, or other matters which are required to be reported to the Audit Committee pursuant to SAS 71, the Chair will call a special meeting of the Audit Committee to discuss such matters.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Review Procedures:

1.
Review and update this Charter at least annually, prior to the publication of the Corporation’s proxy statement and annual report. Recommend revisions to the Board and submit the Charter to the Board for approval. Have the document published periodically in accordance with SEC regulations.

2.	Review the Corporation’s annual financial statements and reports, including any certification, report, opinion, or review rendered by the independent auditors.

3.
In consultation with management, the independent auditors and internal auditors, consider the integrity of the Corporation’s financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

4.
Review with management and the independent auditors the Corporation’s quarterly financial results prior to the filing of the Corporation’s quarterly financial statements with the SEC. The Chair of the Committee may represent the entire Committee for this purpose.

5.
Discuss any significant changes to the Corporation’s accounting principals and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 71. The Chair of the Committee may represent the entire Audit Committee for purposes of this review. In the event the independent auditors have any significant findings, disagreements with management, review differences, or other matters which are required to be reported to the Audit Committee pursuant to SAS 71, the Chair may call a special meeting of the Audit Committee to discuss such matters.

Independent Auditors:

6.
On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Corporation to determine their independence. In connection with this discussion, the Committee should obtain from the independent auditors the communication required by ISB No. 1.

7.	Review the performance of the independent auditors and report to the Board about any proposed discharge of the independent auditors when and if circumstances warrant.

8.	Review the independent auditors’ audit plan - discuss scope, staffing, locations, reliance upon management and internal audit and their general audit approach.

9.	Prior to filing the form 10-K, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.
Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements. This process should also remind the independent auditors that the Audit Committee - not management - is the independent auditors’ client.

11.
Select and retain the independent auditors, considering independence and effectiveness. Approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditors for the audit. At least annually, evaluate the qualifications, performance and independence of the independent auditors, including considering whether the provision of permitted non-audit services is compatible with maintaining the accountants’ independence, and taking into account the opinions of management and the internal auditors.

12.	Discuss with the independent auditors their judgments about the quality and appropriateness, not just acceptability, of the Corporation’s accounting principles as applied in its financial reporting.

13.
Pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditors, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

Financial Reporting Processes:

14.	Foster an understanding by management and the independent auditors of their duty to report to the Audit Committee on significant financial reporting issues and practices on a timely basis.

15.	In consultation with the independent auditors and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

Process Improvement:

16.
Establish regular systems of reporting to the Audit Committee by each of management, the independent auditors and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

17.
Review with the independent auditors, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

18.
If applicable, after completion of the annual audit, review separately with both management and the independent auditors any significant difficulties encountered during the audit, including any restrictions on the scope of work or access to required information.

Ethical and Legal Compliance.

19.	Review and update periodically a Code of Ethical Conduct and ensure that management has established an appropriate system to enforce this Code.

20.	Review management’s monitoring of the Corporation’s compliance with the organization’s Ethical Code.

21.
Establish and periodically review the adequacy of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Receive reports regarding, and review any “related party transactions,” as defined by applicable Nasdaq rules and determine whether to ratify or approve such transactions.

23.	Review activities, organizational structure, and qualifications of the internal audit department.

24.	On at least an annual basis, review with the Corporation’s counsel, legal compliance matters including corporate securities trading policies.

25.	On at least an annual basis, review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

Other Audit Committee Responsibilities

26.	Annually prepare a report to shareholders as required by the SEC. The report should be included in the Corporation’s annual proxy statement, and should state whether the Audit Committee has:

• reviewed and discussed the consolidated financial statements with management;

• discussed with the independent auditors the matters required to be discussed by SAS 61;

• received certain disclosures from the auditors regarding their independence required by ISB No. 1;

• considered whether the independent auditors’ provision of nonaudit services is compatible with the concept of auditor independence; and

• concluded, based on a review of the audited financial statements and discussions with the independent auditors, that the Audit Committee should recommend to the Board of Directors that the consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for filing with the SEC.

27.	Approve any report to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

28.	Report to the Board periodically regarding Committee activities and conduct and present to the Board an annual evaluation of the Committee’s performance.

29.	Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Appendix B
FIRST BANCORP

2007 Equity Plan

THIS PLAN is made this 30th day of January, 2007, by First Bancorp, a North Carolina corporation (the “Company”).

ARTICLE I
PURPOSE AND EFFECTIVE DATE

1.1  Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and Non-Employee Directors, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining Employees and Non-Employee Directors of outstanding ability, (b) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees and Non-Employee Directors to acquire and maintain ownership of Company Stock, (d) motivating Employees to achieve long-range Performance Goals and objectives, and (e) providing incentive compensation opportunities competitive with peer financial institution holding companies.

1.2  Effective Date and Expiration of Plan. The Plan will be effective upon its adoption by the Board and approval by affirmative vote of the Shareholders required under applicable rules and procedures, including those prescribed under Sections 162(m) and 422 of the Code and applicable NASDAQ rules. Unless earlier terminated by the Board pursuant to Section 12.2, the Plan shall terminate on the seventh anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than seven years after the earlier of (a) the adoption of this Plan by the Board or (b) the Effective Date.

ARTICLE II
DEFINITIONS

The following words and phrases, as used in the Plan, shall have the meanings set forth in this section. When applying these definitions and any other word, term or phrase used in this Plan, the form of any word, term or phrase will include any and all of its other forms.

2.1  Award means, individually or collectively, any Option, SAR, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

2.2  Award Agreement means the written agreement between the Company and each Participant that describes the terms and conditions of each Award. If there is a conflict between the terms of the Plan and the Award Agreement, the terms of the Plan will govern.

2.3  Board means the Board of Directors of the Company.

2.4 Cause with respect to any Participant, means: (a) Gross negligence or gross neglect of duties; or (b) Commission of a felony or of a gross misdemeanor involving moral turpitude in connection with the Participant’s employment or service, as the case may be, with the Company or any of its Subsidiaries; or (c) Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Participant’s employment or provision of services, as the case may be; or (d) Issuance of an order for removal of the Participant by any agency which regulates the activities of the Company or any of its Subsidiaries. Any determination of “Cause” under this Plan shall be made by the Committee in its sole discretion.

2.5  Company means First Bancorp, a North Carolina corporation.

2.6 Company Director means a non-employee member of the Board.

2.7  Company Stock means the Company’s common shares, no par value per share.

2.8 Code means the Internal Revenue Code of 1986, as amended or superseded after the Effective Date, and any applicable rulings or regulations issued thereunder.

2.9 Committee means the Compensation Committee of the Board or a subcommittee thereof.

2.10 Disability means: (a) with respect to an Incentive Stock Option, “disabled” within the meaning of Section 22(e)(3) of the Code; (b) with respect to any Award subject to Section 409A of the Code, “disabled” as defined under Section 409A of the Code; and (c) with respect to any Award not described in subsections (a) and (b) of this Section 2.10, a long-term disability as defined by the Company’s or Subsidiary’s group disability insurance plan, or any successor plan that is applicable to such Participant at the time of his or her Termination.

2.11 Effective Date means the date on which the Plan is approved by the Shareholders of the Company, as provided in Section 1.2.

2.12  Employee means any person who, on any applicable date, is a common law employee of the Company or any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

2.13 Exchange Act means the Securities Exchange Act of 1934, as amended.

2.14  Exercise Price means the amount, if any, that a Participant must pay to exercise an Award (other than an Option).

2.15 Fair Market Value means, as of any specified date, an amount equal to the reported closing price on the specified date of a share of Company Stock on NASDAQ or any other established stock exchange or quotation system on which the Company Stock is then listed or traded or, if no shares of Company Stock have been traded on such date, the closing price of a share of Company Stock on NASDAQ or such other established stock exchange or quotation system as reported on the first day prior thereto on which shares of Company Stock were so traded. If the preceding sentence does not apply, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

2.16 Fiscal Year means the fiscal year of the Company, which is the year ending on December 31.

2.17  Incentive Stock Option means an option within the meaning of Section 422 of the Code.

2.18  Non-Employee Director means either a Company Director or a Subsidiary Director.

2.19 Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

2.20  Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

2.21  Option Price means the price at which Company Stock may be purchased under an Option.

2.22  Participant means an Employee or a Non-Employee Director to whom an Award has been made under the Plan.

2.23  Performance Goals means goals established by the Committee pursuant to Section 4.5.

2.24  Performance Period means a period of time over which performance is measured.

2.25  Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.

2.26  Performance Unit Award means an Award granted under Article IX.

2.27  Personal Representative means the person or persons who, upon the death, Disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to exercise an Option or SAR or the right to any Restricted Stock Award or Performance Unit Award theretofore granted or made to such Participant.

2.28  Plan means the First Bancorp 2007 Equity Plan.

2.29  Predecessor Plans means the First Bancorp 2004 Stock Option Plan and the First Bancorp 1994 Stock Option Plan, as amended.

2.30  Restricted Performance Stock means Company Stock subject to Performance Goals.

2.31 Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

2.32  Restricted Stock Award means an Award granted under Article VI.

2.33 Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

2.34 Retirement means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Company or any Subsidiary that is applicable to such Participant at the time of the Participant’s Termination.

2.35 SAR means a stock appreciation right granted under Section 5.7.

2.36 Shareholders mean the shareholders of the Company.

2.37  Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.

2.39 Subsidiary Director means a non-employee member of the board of directors of a Subsidiary who is not also a Company Director.

2.39 Termination, unless otherwise provided in the applicable Award Agreement, means a “separation from service” as defined under Section 409A of the Code.

ARTICLE III
ADMINISTRATION

3.1 Committee to Administer. The Plan shall be administered by the Committee, in accordance with its Charter, as adopted from time to time by the Board; provided, however, that the Board has the authority to grant Awards to Company Directors.

3.2 Powers of Committee.

(a) The Committee and the Board shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. Any action or decision by the Board or the Committee shall be final, binding and conclusive with respect to the interpretation of the Plan and any Award made under it.
(b) Subject to the provisions of the Plan, the Committee or the Board, as the case may be, shall have authority, in its discretion, to determine those Employees and Non-Employee Directors who shall receive an Award; the time or times when such Award shall be made; the vesting schedule, if any, for the Award; and the type of Award to be granted, the number of shares of Company Stock to be subject to each Option and Restricted Stock Award, the value of each Performance Unit and all other terms and conditions of any Award.

(c) The Committee or the Board, as the case may be, shall determine and set forth in an Award Agreement the terms of each Award, including such terms, restrictions, and provisions as shall be necessary to cause certain Options to qualify as Incentive Stock Options. The Committee or the Board, as the case may be, may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement, in such manner and to the extent the Committee or the Board, as appropriate, shall determine in order to carry out the purposes of the Plan. The Committee or the Board, as the case may be, may, in its discretion, accelerate (i) the date on which any Option or SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award.

ARTICLE IV
AWARDS

4.1 Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, Restricted Performance Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee or the Board, as the case may be, deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Agreement. Any combination of Awards may be granted at one time and on more than one occasion to the same Employee or Non-Employee Director. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards.

4.2 Eligibility for Awards. An Award may be made to any Employee selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the respective Employee, his or her present and potential contributions to the success of the Company or any of its Subsidiaries, the value of his or her services to the Company or any of its Subsidiaries, and such other factors deemed relevant by the Committee. Non-Employee Directors are eligible to receive Awards pursuant to Article VII.

4.3 Shares Available Under the Plan.

(a) The Company Stock to be offered under the Plan pursuant to Options, SARs, Performance Unit Awards, Restricted Stock and unrestricted Company Stock Awards must be (i) Company Stock previously issued and outstanding and reacquired by the Company or (ii) authorized but unissued Company Stock not reserved for any other purpose. Subject to adjustment under Section 12.1, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the “Section 4.3 Limit”) shall not exceed, in the aggregate, 1,180,250 shares.

(b)  Any shares of Company Stock subject to Restricted Stock, Restricted Performance Stock, unrestricted Company Stock Awards, and Performance Units shall not exceed 50% of the total shares available under the Plan, and the maximum number of shares of Company Stock that may be issued subject to Incentive Stock Options is 1,100,000, subject to adjustment under Section 12.1. The Section 4.3 Limit shall not have counted against it shares of Company Stock subject to an Award which for any reason terminates by expiration, forfeiture, cancellation or otherwise without having been exercised or paid.

(c)  No awards shall be granted under any Predecessor Plan on and after the date on which the Plan is approved by the Shareholders.

4.4 Limitation on Awards. The maximum number of shares of Company Stock subject to Restricted Stock, unrestricted Company Stock and Performance Units, to the extent they are denominated in shares, may not exceed 50,000 shares of Company Stock to any single Employee in any one Fiscal Year, subject to adjustment under Section 12.1, or alternatively to the extent that Performance Units are denominated in cash, the maximum amount of Performance Units awarded to any single Employee in any one Fiscal Year may not exceed $1,000,0000. The maximum number of shares of Common Stock for which Options or SARs may be granted to any single Participant in any one Fiscal Year shall not exceed 75,000 subject to adjustment under Section 12.1.

4.5 General Performance Goals.

(a) Performance Goals relating to the payment or vesting of an Award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be comprised of one or more of the following performance criteria as the Committee may deem appropriate:

(i) Earnings per share (actual or targeted growth);
(ii) Net income (before or after taxes);
(iii) Return measures (including, but not limited to, return on average assets, risk-adjusted return on capital, or return on average equity);
(iv) Efficiency ratio;
(v) Assets per employee;
(vi) Stock price (including, but not limited to, growth measures and total shareholder return);
(vii) Noninterest income compared to total income ratio;
(viii) Expense targets;
(ix) Operating efficiency;
(x) Credit quality measures;
(xi) Customer satisfaction measures;
(xii) Loan growth;
(xiii) Deposit growth;
(xiv) Noninterest income growth
(xv) Net interest margin;
(xvi) Fee income; and
(xvii) Operating expense.

(b) For any Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Goals based on the performance criteria listed in Section 4.5(a) or other performance criteria as it deems appropriate.

(c) Any of the performance criteria listed in Section 4.5(a) may be applied solely with reference to the Company and/or any Subsidiary or relatively between the Company and/or any Subsidiary and one or more unrelated entities. In addition, different performance criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on results achieved (i) separately by the Company or any Subsidiary, (ii) any combination of the Company and the Subsidiaries or (iii) any combination of business units or divisions of the Company and the Subsidiaries.

(d) With respect to each Performance Period, the Committee will establish the Performance Goals in writing no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) expiration of 25 percent of the Performance Period.

(e) Except as otherwise provided in the Plan or the Award Agreement, as of the end of each Performance Period, the Committee will certify in writing the extent to which a Participant has or has not met the Participant’s Performance Goal. To the extent permitted under Section 162(m) of the Code, if applicable, the Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals.

(f) To the extent permitted under Section 162(m) of the Code, if applicable, the Committee shall make (i) appropriate adjustments to performance criteria to reflect the effect on any performance criteria of any stock dividend or stock split affecting Company Stock, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to Shareholders, exchange of shares or similar corporate change and (ii) similar adjustments to any portion of performance criteria that is not based on Company Stock but which is affected by an event having an effect similar to those just described.

ARTICLE V
OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 Award of Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award (a) Incentive Stock Options, subject to Section 5.5, to any eligible Employee of the Company or any parent or subsidiary corporation (as permitted under Sections 422 and 424 of the Code) and (b) Nonqualified Stock Options to any Employee.

5.2  Period of Option.

(a) An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After the Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Agreement. Subject to Article X and except as provided in Section 5.5, the duration of each Option shall not be more than ten years from the date of grant.

(b) Except as provided in Article X, a Participant may not exercise an Option unless such Participant is then, and continually (except for sick leave, military service, or other approved leave of absence) after the grant of the Option has been, an Employee or Non-Employee Director.

5.3 Award Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.4 Option Price, Exercise and Payment.

(a) Except as provided in Section 5.5, the Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

(b) Subject to Section 12.2, the Committee may not (i) amend an Option to reduce its Option Price, (ii) cancel an Option and regrant an Option with a lower Option Price than the original Option Price of the cancelled Option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “repricing” an Option, as defined under applicable NASDAQ rules or the rules of the established stock exchange or quotation system on which the Company Stock is then listed or traded.

(c) Vested Options may be exercised from time to time by giving written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through a cashless exercise procedure involving a broker or dealer, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option.

(d) In the event such Option Price is paid, in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5 Limitations on Incentive Stock Options. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded. No Incentive Stock Option may be granted to any Employee who, at the time of such grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation (as determined under Sections 422 and 424 of the Code), unless (a) the Option Price for such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (b) such Incentive Stock Option may not be exercised more than five years after it is granted. Notwithstanding anything in the Plan to the contrary, to the extent required by the Code, in the event that the number of Options intended to be Incentive Stock Options shall exceed the $100,000 calendar year limit as set forth in Section 422 of the Code; the remaining portion of such granted Options shall be deemed Nonqualified Stock Options in accordance with Section 422 of the Code.

5.6 Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7  Award of SARs.

(a) The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award SARs to any Employee.

(b) A SAR shall represent the right to receive payment of an amount equal to (i) the amount by which the Fair Market Value of one share of Company Stock on the trading day immediately preceding the date of exercise of the SAR exceeds the Exercise Price multiplied by (ii) the number of shares covered by the SAR. Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee. The shares shall be valued at their Fair Market Value on the date of exercise.

(c) SARs awarded under the Plan shall be evidenced by an Award Agreement between the Company and the Participant.

(d) The Committee may prescribe conditions and limitations on the exercise of any SAR. SARs may be exercised only when the Fair Market Value of a share of Company Stock exceeds the Exercise Price.

(e) A SAR shall be exercisable only by written notice to the Chief Financial Officer of the Company or the Secretary of the Committee, or his or her designee.

(f) To the extent not previously exercised, all SARs shall automatically be exercised on the last trading day prior to their expiration, so long as the Fair Market Value of a share of Company Stock exceeds the Exercise Price, unless prior to such day the holder instructs the Chief Financial Officer or Secretary, Stock Option Committee otherwise in writing.

(g) Subject to Article X, each SAR shall expire on a date determined by the Committee at the time of grant.

ARTICLE VI
RESTRICTED STOCK

6.1  Award of Restricted Stock. The Committee may make a Restricted Stock Award to any Employee, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2  Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3  Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other Shareholder rights, with the exception that (i) unless otherwise provided by the Committee, if any dividends are paid in shares of Company Stock, those shares will be subject to the same restrictions as the shares of Restricted Stock with respect to which they were issued, (ii) the Participant will not be entitled to delivery of any stock certificate evidencing the Company Stock underlying the Restricted Stock Award during the Restriction Period, (iii) the Company will retain custody of the Restricted Stock during the Restriction Period, and (iv) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

6.4  Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement.

6.5  Payment for Restricted Stock. Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash, or as otherwise provided for in the Award Agreement.

ARTICLE VII
AWARDS FOR NON-EMPLOYEE DIRECTORS

7.1  Awards to Non-Employee Directors. The Board shall determine all Awards to Company Directors and the Committee shall determine all Awards to Subsidiary Directors. The Board or the Committee, as the case may be, retains the discretionary authority to make Awards to Non-Employee Directors and any type of Award (other than Incentive Stock Options) may be granted to Non-Employee Directors under this Plan. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board or the Committee, as the case may be, deems appropriate.

7.2  No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board or the board of directors of the applicable Subsidiary to nominate any Non-Employee Director for reelection or (ii) to be evidence of any agreement or understanding, express or implied, that the Non-Employee Director has a right to continue as a Non-Employee Director for any period of time or at any particular rate of compensation.

ARTICLE VIII
UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

8.1 The Committee may make awards of unrestricted Company Stock to Employees on such terms and conditions as the Committee may prescribe.

ARTICLE IX
AWARD OF PERFORMANCE UNITS

9.1 Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2  Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3  Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.5.

9.4  Performance Unit Value. Each Performance Unit shall have a maximum dollar value or number of shares established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5  Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6 Payment.

(a) Following the end of the applicable Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b) Awards may be paid in cash or stock, or any combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee.

9.7  Performance Unit Award Agreements. Each Performance Unit Award shall be evidenced by an Award Agreement.

ARTICLE X
GENERAL TERMINATION PROVISIONS

10.1  Termination. Subject to Article XI and unless otherwise specified in the applicable Award Agreement, the following provisions will govern the treatment of a Participant’s outstanding Awards following a Participant’s Termination.

(a) If the Participant’s Termination is due to death or Disability, all of the Participant’s outstanding Options, SARs or Restricted Stock Awards shall become fully vested and, if applicable, exercisable. Upon the Participant’s Termination for any other reason, any Awards that are not vested and/or exercisable on the date of such Termination will immediately terminate and be of no further force and effect.

(b) If the Participant Terminates for any reason other than (i) death, (ii) Disability, (iii) Retirement or (iv) discharge for Cause, such Participant’s outstanding SARs or Options may be exercised at any time within three months after such Termination, to the extent of the number of shares covered by such Options or SARs which are exercisable at the date of such Termination; except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

(c) Upon a Termination for Cause, any Options or SARs held by the Participant (whether or not then exercisable) shall expire and any rights thereunder shall terminate immediately, unless otherwise determined by the

Committee or the Board. Any non-vested Restricted Stock Awards of such Participant shall immediately be forfeited and any rights thereunder shall terminate, unless otherwise determined by the Committee or the Board.

(d) Upon a Termination due to the Participant’s death, any SARs or Options that are then exercisable may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award.

(e) Upon a Termination due to the Participant’s Disability or Retirement, any SARs or Options that are then exercisable may be exercised by the Participant at any time before the earlier of (i) one year after the date of such Termination or (ii) the expiration date of the Award; provided, however, that an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(f) If a Participant who Terminates due to Retirement dies prior to exercising all of his or her outstanding Options or SARs, then such Options or SARs may be exercised by the Participant’s Personal Representative at any time before the earlier of (i) one year after the Participant’s death or (ii) the expiration date of the Award; provided, however, that, an Option which is intended to qualify as an Incentive Stock Option will only be treated as such to the extent it complies with the requirements of Section 422 of the Code.

(g) Subject to Article XI, a Performance Unit Award shall terminate for all purposes if the Participant Terminates at any time during the applicable Performance Period, except as may otherwise be determined by the Committee. In the event that a Participant holding a Performance Unit Terminates following the end of the applicable Performance Period but prior to full payment according to the terms of the Performance Unit Award, the Performance Unit Award shall terminate except when the termination event is due to death, Disability or Retirement.

ARTICLE XI
CHANGE IN CONTROL OF THE COMPANY

11.1  Contrary Provisions. Notwithstanding anything contained in the Plan to the contrary, the provisions of this Article XI shall govern and supersede any inconsistent terms or provisions of the Plan.

11.2 Definitions

(a) Change in Control. For purposes of this Plan, unless as otherwise determined by the Committee in a manner not inconsistent with Section 12.2(a), a change in control shall be deemed to have occurred on:

(i)  the date on which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of shares representing more than 40% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company; or

(ii) the date on which (i) the Company merges with any other entity, (ii) the Company enters into a statutory share exchange with another entity, or (iii) the Company conveys, transfers or leases all or substantially all of its assets to any person; provided, however, that in the case of subclauses (i) and (ii), a Change of Control shall not be deemed to have occurred if the shareholders of the Company immediately before such transaction own, directly or indirectly immediately following such transaction, more than 60% of the combined voting power of the outstanding securities of the corporation resulting from such transaction in substantially the same proportions as their ownership of securities immediately before such transaction.

11.3  Effect of Change in Control on Certain Awards.

(a) If the Company is not the surviving corporation following a Change in Control, and the surviving corporation following such Change in Control or the acquiring corporation (such surviving corporation or acquiring corporation is hereinafter referred to as the “Acquiror”) does not assume the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or does not substitute equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control. In addition, the Board or its designee may, in its sole discretion, provide for a cash payment to be made to each Participant for the outstanding Options, Restricted Stock, Restricted Performance Stock, SARs or Performance Units upon the consummation of the Change in Control, determined on the basis of the fair market value that would be received in such Change in Control by the holders of the Company’s securities relating to such Awards. Notwithstanding the foregoing, any Option intended to be an Incentive Stock Option under Section 422 of the Code shall be adjusted in a manner to preserve such status.

(b) If the Company is the surviving corporation following a Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all such Awards or such substitutes therefor shall remain outstanding and be governed by their respective terms and the provisions of the Plan.

(c) If (i) a Participant Terminates without Cause within twenty-four (24) months following a Change in Control, and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then all outstanding Options, SARs, Restricted Stock, Restricted Performance Stock or Performance Units shall become immediately and fully exercisable (or in the case of Restricted Stock, fully vested and all restrictions will immediately lapse). In the case of Restricted Performance Stock and Performance Units, the target payout opportunities under all outstanding Awards of Restricted Performance Stock and Performance Units shall be deemed to have been fully earned based on targeted performance being attained.

(d) If (i) the employment of a Participant with the Company and its Subsidiaries is terminated for Cause within twenty-four (24) months following a Change in Control and (ii) the Company is the surviving corporation following such Change in Control, or the Acquiror assumes the outstanding Options, SARs, Restricted Stock, Restricted Performance Stock, or Performance Units or substitutes equivalent equity awards relating to the securities of such Acquiror or its affiliates for such Awards, then any Options or SARs of such Participant shall expire, and any non-vested Restricted Stock, Restricted Performance Stock or Performance Units shall be forfeited, and any rights under such Awards shall terminate immediately, unless otherwise determined by the Committee or the Board.

(e) Outstanding Options or SARs which vest in accordance with Section 11.3, may be exercised by the Participant in accordance with Article X; provided, however, that a Participant whose Options or SARs become exercisable in accordance with Section 11.3(c) may exercise such Options or SARs at any time within one year after such Termination, except that an Option or SAR shall not be exercisable on any date beyond the expiration date of such Option or SAR.

In the event of a Participant’s death after such Termination, the exercise of Options and SARs shall be treated in the same manner as determined for retirement in Section 10.1(e).

ARTICLE XII
MISCELLANEOUS PROVISIONS

12.1  Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments shall be made by the Committee or the Board, as the case may be, (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the Option Price per share subject to outstanding Options or which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards in order to preserve the value of the Awards. Appropriate adjustments shall also be made by the Committee or the Board, as the case may be, in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis. Any such adjustments made by the Committee or the Board pursuant to this Section 12.1 shall be conclusive and binding for all purposes under the Plan.

12.2  Amendment, Suspension, and Termination of Plan.

(a) The Board shall have complete and exclusive power and authority to suspend, amend, modify or terminate the Plan or any portion thereof at any time in any or all respects, including, without limitation, to amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without shareholder approval, (i) except as provided in Section 12.1, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of employees eligible to participate in the Plan, (iv) materially change the method of determining the Option Price of Options; (v) delete or limit the provision in Section 5.4 prohibiting the repricing of Options; (vi) extend the termination date of the Plan or (vii) be made to the extent that Shareholder approval is required to satisfy applicable law, regulation or any securities stock exchange, market or other quotation system on or through which the Company Stock is listed or traded. Except as otherwise provided in the Plan, no such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

(b) The Committee may amend or modify any outstanding Options, SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such Options, SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such Options or SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

(c) Notwithstanding the foregoing, the Plan and any Award Agreements may be amended without any additional consideration to affected Participants to the extent necessary to comply with, or avoid penalties under, Section 409A of the Code, even if those amendments reduce, restrict or eliminate rights granted prior to such amendments.

12.3  Nonuniform Determinations. The Committee’s (or, if applicable, the Board’s) determinations under the Plan, including without limitation, (a) the determination of the Employees and Non-Employee Directors to receive Awards, (b) the form, amount, and timing of any Awards, (c) the terms and provisions of any Awards and (d) the Award Agreements evidencing the same, need not be uniform and may be made by it selectively among Employees and/or Non-Employee Directors who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees and/or Non-Employee Directors are similarly situated.

12.4  General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law, (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.5  No Right To Employment. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company or any Subsidiary to retain any person in the employ of, or continue the provision of services to, the Company or any Subsidiary, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

12.6  Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Agreement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to the principles of conflict of laws.

12.7  Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.8  Indemnification of Board and Committee. Indemnification of the members of the Board and/or the members of the Committee shall be in accordance with the Articles of Incorporation and Bylaws of the Company or any indemnification agreement between such members and the Company as in effect from time to time.

12.9 No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

12.10 Beneficiary Designation. Each Participant may name a beneficiary or beneficiaries to receive or exercise any vested Award that is unpaid or unexercised at the Participant’s death. Unless otherwise provided in the beneficiary designation, each designation will revoke all prior designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective beneficiary designation, the deceased Participant’s beneficiary will be the Participant’s surviving spouse or, if none, the deceased Participant’s estate. The identity of a Participant’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the Participant and will not be inferred from any other evidence.

12.11 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event arising as a result of an Award granted hereunder, a Participant may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Directions to the
James H. Garner Conference Center
Location of the 2007
First Bancorp Annual Shareholders’ Meeting
Wednesday, May 2, 2007 - 3:00 PM

First Bancorp
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Jerry L. Ocheltree and Anna G. Hollers, and each of them, attorneys and proxies with full power of substitution, to act and vote as designated below the shares of common stock of First Bancorp held of record by the undersigned on March 13, 2007, at the annual meeting of shareholders to be held on May 2, 2007, or any adjournment or adjournments thereof.

1.
PROPOSAL to elect fifteen (15) nominees to the Board of Directors to serve until the 2008 Annual Meeting of Shareholders, or until their successors are elected and qualified. The Board of Directors recommends a vote “FOR” all nominees.

☐	FOR the 15 nominees listed below	☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below).		to vote for the 15 nominees below.
(Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below).

Jack D. Briggs	James G. Hudson, Jr.	Virginia C. Thomasson
R. Walton Brown	Jerry L. Ocheltree	Goldie H. Wallace
David L. Burns	George R. Perkins, Jr.	A. Jordan Washburn
John F. Burns	Thomas F. Phillips	Dennis A. Wicker
Mary Clara Capel	Frederick L. Taylor II	John C. Willis

2.	PROPOSAL to ratify the appointment of Elliott Davis, PLLC, as the independent auditors of the Company for the current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL to approve the First Bancorp 2007 Equity Plan. ☐ FOR ☐ AGAINST ☐ ABSTAIN

4.	In their discretion, the proxies are authorized to vote on any other business that may properly come before the meeting.

5.	Do you plan to attend the May 2, 2007 annual meeting? ☐ YES ☐NO

This proxy when properly executed will be voted as directed herein. If no direction is made, this proxy will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposals 2 and 3. If, at or before the time of the meeting, any of the nominees listed above has become unavailable for any reason, the proxies have the discretion to vote for a substitute nominee or nominees.

Dated ____________________________________________, 2007

Signature

Signature (if jointly held)

(Please sign exactly as the name appears on this proxy. If signing as attorney, administrator, executor, guardian, or trustee, please give title as such. If a corporation, please sign in full corporate name by the President or other authorized officers. If a partnership, please sign in partnership name by authorized person.)

Please mark, sign, date and return promptly in the envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person. If you wish to vote by telephone or internet, please read the instructions below.

INSTRUCTIONS FOR VOTING YOUR PROXY

Shareholders of record have three alternative ways of voting their proxies:

1. By Mail (traditional method); or
2. By Telephone (using a Touch-Tone Phone): or
3. By Internet

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. Please note all votes cast via the telephone or Internet must be cast prior to 3:00 a.m. on May 2, 2007.

Vote by Telephone	Vote by Internet
It’s fast, convenient and immediate!	It’s fast, convenient, and your vote is immediately confirmed and posted.
Call Toll-Free on a Touch-Tone Phone: 1-866-287-9707	immediately confirmed and posted.

Follow these four easy steps:	Follow these four easy steps:
1. Read the accompanying Proxy Statement and Proxy Card1.Read the accompany Proxy Statement and Proxy Card	1. Read the accompanying Proxy Statement and Proxy Card
2. Call the toll-free number: 1-866-287-9707	2. Go to the website: https://www.proxyvotenow.com/fbnc
3. Enter the 9 digit Control Number located on your Proxy Card below.	3. Enter your 9 digit Control Number located on your Proxy Card below.
4. Follow the recorded instructions	4. Follow the instructions on the website.

Your vote is important! Call 1-866-287-9707 anytime	Your vote is important! Go to https://www.proxyvotenow.com/fbnc

It is not necessary to return your proxy card if you are voting by telephone or internet.
Please note that the last vote received, whether by telephone, internet, or by mail, will be the vote counted.

For Telephone/Internet Voting:
Control Number
Control Number Provided Here